CONTRIBUTION AGREEMENT

	AMONG

	PITTENCRIEFF COMMUNICATIONS, INC.,

	A TEXAS CORPORATION,

	PITTENCRIEFF COMMUNICATIONS, INC.,

	A DELAWARE CORPORATION,

	and

	EACH OF THE CORPORATIONS,
	SELLING STOCKHOLDERS AND PARTNERSHIPS
	LISTED ON EXHIBIT A1 HERETO,
	EACH OF THE SYSTEM SELLERS
	LISTED ON EXHIBIT A2 HERETO
	AND THE NOTE SELLER
	LISTED ON EXHIBIT A3 HERETO




	COMPOSITE COPY


	Dated as of September 5, 1995,
	and as amended
	as of October 16, 1995


	COMPOSITE


	CONTRIBUTION AGREEMENT


This CONTRIBUTION AGREEMENT made as of September 5, 1995 and, as amended as of October 16, 1995 (the "Agreement") among Pittencrieff Communications, Inc., a Texas corporation ("Pittencrieff"), Pittencrieff Communications, Inc., a Delaware corporation ("New PCI"), and each of the corporations (the "Corporations"), stockholders (the "Selling Stockholders"), partnerships (the "Partnerships") listed on Exhibit Al hereto, the individuals and entities (the "System Sellers") listed as System Sellers on Exhibit A2 hereto, and the individual (the "Note Seller") listed as a Note Seller on Exhibit A3 hereto. The Selling Stockholders, System Sellers and Note Seller are sometimes hereinafter collectively referred to as the "Sellers," and each singly as a "Seller." Each of Pittencrieff, New PCI, the Sellers, the Corporations and the Partnerships are sometimes referred to collectively as the "Parties."

	WITNESSETH:

WHEREAS, certain of the Selling Stockholders have caused New
PCI to be organized as a Delaware corporation to participate with the Sellers and Pittencrieff in the Transaction (as hereinafter defined); and

WHEREAS, pursuant to an Agreement and Plan of Merger between Pittencrieff and New PCI, a copy of which is attached as Exhibit A, Pittencrieff will merge into New PCI, which will be the surviving corporation in the merger (the "Merger"), and the shareholders of Pittencrieff will exchange their shares of Pittencrieff common stock for shares of common stock of New PCI; and

WHEREAS, contemporaneously with the Merger, each Selling Stockholder has agreed to contribute to New PCI all of its shares of capital stock (the "Subject Stock") in the Corporation(s) set forth beside its name on Exhibit Al hereto in exchange for such Selling Stockholder's share of the Transaction Consideration (as defined in Section 1.1) to be paid by New PCI to the Sellers; and

WHEREAS, each System Seller has agreed to contribute to New
PCI assets pertaining to certain 800 MHz specialized mobile radio ("SMR") systems and certain related assets operated by it in Texas (the "800 MHz Systems"), and, in the case of Advanced MobileComm, Inc. ("AMI"), the 900 MHz SMR systems and related assets operated by it in San Diego, California (the "San Diego Systems," collectively with the 800 MHz Systems, the "Purchased Systems" and collectively with the SMR systems and related assets owned by the Corporations and Partnerships, the "Systems"), in exchange for such System Seller's share of the Transaction Consideration to be paid by New PCI to the Sellers; and

WHEREAS, the Note Seller has agreed to transfer the promissory note in the aggregate principal amount of $1,377,562.03 issued by Bayou Communications, Inc. to the Note
Seller (the "Bayou Note") to New PCI in exchange for the Note
Seller's share of the Transaction Consideration to be paid by New
PCI to Sellers; and

WHEREAS, the transactions contemplated by this Agreement
(the "Transaction") are intended to be tax-free to Pittencrieff, New PCI and the Sellers;

NOW, THEREFORE, in consideration of the premises and the respective covenants and representations and warranties herein contained, the Parties agree as follows:

1.  The Transaction.

1.1. Determination of Transaction Consideration. In consideration of the assignment, transfer, conveyance and delivery to New PCI of the Subject Stock by each of the Selling Stockholders, the Purchased Systems by each of the System Sellers and the Bayou Note by the Note Seller and of the other agreements of the Sellers herein contained, New PCI agrees to deliver to the Sellers an aggregate of 11,909,842 shares of common stock of New PCI ("New PCI Common Stock"), $.01 par value per share (the "Transaction Consideration"). The allocation of the Transaction Consideration among the Sellers shall be as set forth in Schedule
1.1. By delivery of written notice to Pittencrieff, Sellers may make changes in the allocation of the Transaction Consideration as set forth in Schedule 1.1 up until three business days prior to the Closing (as hereinafter defined).

1.2.  Adjustments to Transaction Consideration.

(a)	The Transaction Consideration will be increased by
1,000,000 shares of New PCI Common Stock in the event that the average of the last closing "bid" price for the common stock, $.01 par value per share of Pittencrieff ("Pittencrieff Common Stock") as reported by the Nasdaq National Market System for the ten business days immediately preceding the third business day prior to the Closing is equal to or less than $4 per share.

(b)	The Transaction Consideration shall be increased
on account of (i) any issuances prior to Closing of Pittencrieff Common Stock or securities convertible into Pittencrieff Common Stock by Pittencrieff in connection with acquisitions of channels listed on the Pittencrieff FCC Schedule (as hereinafter defined), (ii) any issuances prior to Closing of Pittencrieff Common Stock or securities convertible to Pittencrieff Common Stock at less than $6 per share by Pittencrieff between the date hereof and Closing, and (iii) any issuance by Pittencrieff prior to Closing of stock options for Pittencrieff Common Stock exercisable for the purchase of greater than the 910,000 shares of Pittencrieff Common Stock; the Transaction Consideration shall be increased on account of any of the foregoing events to such number of shares of New PCI Common Stock as will entitle the Sellers to obtain the same ownership percentage of New PCI as the issuance of 11,909,842 shares of Pittencrieff Common Stock, together with shares payable pursuant to Section 1.2(a), if any, would have represented as of May 3, 1995 based on the then outstanding Pittencrieff Common Stock.

(c)	Pittencrieff and the Sellers agree that in the
event prior to Closing of any recapitalization of Pittencrieff in the nature of a stock split, combination, stock dividend or similar change in Pittencrieff's capitalization, including any exchange of shares of Pittencrieff Common Stock for New PCI Common Stock in the
Merger on other than a one share for one share exchange basis, then appropriate adjustments shall be made to the Transaction Consideration to place each of Pittencrieff and the Sellers in the same relative equity position as if the Closing had occurred immediately prior to the occurrence of the event giving rise to the adjustment.

1.3.  Closing.

(a)	The closing of the Transaction (the "Closing")
shall take place on a day, time and location reasonably determined by Pittencrieff after consultation with AMI, and such date, time and location shall be confirmed in writing by such parties and the other Sellers not less than fifteen business days prior to the Closing.

(b)	At the Closing New PCI will deliver to each Seller
one or more stock certificates representing the number of shares of New PCI Common Stock as is equal to its portion of the Transaction Consideration, such stock certificates to be in the denominations and registered in the names of the Sellers as set forth on Exhibits Al, A2 and A3 hereto, each Selling Stockholder shall deliver to New PCI duly assigned stock certificates and stock powers representing the Subject Stock held by it, as listed on Exhibit Al hereto, each System Seller shall assign, transfer, sell, convey and deliver to New PCI, free and clear of all liens or other encumbrances, all of its right, title and interest in and to the Purchased Systems owned by it, as indicated in Section
2.1 and the Note Seller shall assign, transfer, sell, convey and deliver to New PCI free and clear of all liens or other encumbrances, all of his right, title and interest in and to the Bayou Note.

2.  Purchase and Sale of Assets; Assumption of Liabilities.

2.1. Sale of Assets. Except for the "Excluded Assets," as defined in Section 2.2 each System Seller severally and not jointly agrees to sell and transfer to New PCI, and New PCI agrees to purchase from such System Seller, subject to and upon the terms and conditions of this Agreement, free and clear of any lien or other encumbrance, from such System Seller at the Closing all of such System Seller's right, title and interest in and to the assets, properties and rights used by such System Seller in operating the Purchased Systems, as follows:

(a)	the FCC licenses set forth on the System Seller
FCC Schedule (as hereinafter defined);

(b)	radio transmission, reception, control and other
equipment relating to the Purchased Systems and any agreement to purchase any of the foregoing, all as set forth on Schedule 2.1(b);

(c)	all rights of each System Seller in and to all
agreements of each System Seller (whether in the name of such System Seller or an affiliate) for the lease of sites for communications towers or transmitters or for the lease of such towers or transmitters that are set forth on
Schedule 2.1(c) (the "Site Rental Agreements");

(d)	all rights, contracts and agreements with persons,
firms, partnerships, trust, associations, corporations or other entities pursuant to which any System Seller provides services utilizing the Purchased Systems, as described on
Schedule 2.1(d);

 		(e)	all books, files, records, customer lists,
customer records, supplier lists, mailing lists, equipment repair, maintenance or service records, FCC records and all other information relating to the operation of the Purchased
Systems, except to the extent that such System Seller is required by law to retain the same, in which event such System Seller shall deliver copies thereof to New PCI;

(f)	all regulatory filings, applications, grants and
waivers, including without limitation, any wide area digital grants or applications relating to the Purchased Systems, as set forth on Schedule 2.1(f);

(g)	all accounts receivable and notes receivable due
from customers on the Purchased Systems, excluding those accounts receivable and notes receivable which relate to the sales and service businesses of the System Sellers;

(h)	all real estate owned or leasehold interests in
real property of such System Seller used in connection with the operation of the Purchased Systems and set forth on
Schedule 2.1(h);

(i)	all billing systems, computer licenses and other
documentation and assets relating thereto used in connection with the operation of the Purchased Systems and described on
Schedule 2.1(i);

(j)	all leasehold interests in equipment or other
tangible personalty used in connection with the operation of the Purchased Systems as set forth on Schedule 2.1(j); and

(k)	all agreements pursuant to which any System Seller
manages any private mobile communications system or transmitting site on behalf of any person and any option agreements relating to the foregoing, as described in
Schedule 2.1(k).

2.2.  Excluded Assets.  The Excluded Assets shall consist of the following:
(a)	cash and cash equivalents;

(b)	claims (and benefits to the extent they arise
therefrom) and litigation against third parties to the extent such claims and litigation relate to liabilities retained by such System Seller;

(c)	retrospective insurance adjustments and federal or
state income tax refunds with respect to all periods prior to Closing; and

(d)	any assets of such System Seller related to the
sales and service business of such System Seller, including inventory and accounts receivable, as set forth in Schedule
2.2(d).

2.3.  Assumption of Certain Liabilities.

  (a)	On the terms and subject to the conditions
set forth herein, from and after the Closing, New PCI will assume and satisfy or perform when due the following debts, liabilities, obligations and commitments of the System
Sellers relating to the operation of the Purchased Systems
(the "Assumed Liabilities"):

(i)	all obligations to provide service to customers
subsequent to the Closing (a list of such customers will be delivered to Pittencrieff five business days prior to Closing);

(ii)	liabilities and obligations of the System Sellers
arising in the ordinary course relating to the operation of the Purchased Systems; and

(iii)	obligations under the option and management
agreements identified on Schedule 2.1(k).

Pittencrieff shall not assume, and shall not have any liability for, any debts, liabilities or obligations of any System Seller relating to the Purchased Systems not specifically assumed by Pittencrieff pursuant to this Section 2.3.

(b)	At the Closing, New PCI shall assume the
indebtedness in the aggregate amount of $1,466,000 owing from John Holley to Advanced MobileComm Southwest Limited
Partnership.

3. Representations and Warranties Regarding the Corporations, Partnerships and the Selling Stockholders. Each of the Selling Stockholders, Corporations and Partnerships severally and not jointly represent and warrant to Pittencrieff and New PCI as follows:

3.1. Entity Status. Each Corporation is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to carry on its business as and where now conducted, and to own or lease and to operate its properties and assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it. Each Partnership is duly organized, validly existing and in good standing under the laws of its state of organization and has the partnership power and authority to carry on its business as and where now conducted, and to own or lease and to operate its properties and assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it. Each Corporation and each Partnership is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the property owned or leased by it make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business, operations or financial condition. Each Corporation has delivered to Pittencrieff complete and correct copies of its charter and by-laws, each as amended and in effect on the date hereof. Each Partnership has delivered to Pittencrieff complete and correct copies of its certificate of limited partnership and partnership agreement, each as amended and in effect on the date hereof.

3.2. Subsidiaries; Affiliates. Except for Partnership Interests as indicated on Exhibit Al, no Corporation owns, (as hereinafter defined) directly or indirectly, and no Partnership owns, directly or indirectly, any capital stock, any partnership or equity or other ownership interest in, or any other security issued by, any other corporation or other entity.

3.3. Capitalization of Corporations. The authorized capital stock of each Corporation consists of the number of shares of common stock and other classes of stock set forth opposite such Corporation's name on Schedule 3.3. Schedule 3.3 also lists the total number of shares of capital stock of such Corporation which are issued and outstanding on the date hereof. All of the shares of stock of each Corporation that are issued and outstanding are duly authorized and are validly issued, fully paid and non-assessable, and have been issued in compliance with federal and state securities laws, and all of the outstanding shares of stock of the Corporations are owned beneficially and of record by the Selling Stockholders in the amounts specified on Exhibit Al hereto, free and clear of all liens, claims and encumbrances, except as set forth on Schedule 3.3. No shares of any Corporation's capital stock are held in its treasury. Except as set forth on Schedule 3.3: (i) there are no agreements restricting the transfer of, or affecting the rights of any holder of, any shares of any Corporation's capital stock, (ii) there are no preemptive rights on the part of any holder of any class of securities of any Corporation, and (iii) there are no options, warrants, conversion or other rights, agreements or commitments obligating any Corporation to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been given.

3.4. Capitalization of Partnerships. The total limited and general partnership interests of each Partnership and capital contributions are as set forth opposite such Partnership's name on Schedule 3.4 (collectively, the "Partnership Interests").
Schedule 3.4 also lists the name of each partner in such Partnership, the percentage equity interest of such partner and identifies whether such partner is a general or limited partner in such Partnership. All of the Partnership Interests are owned of record by the one or more of the Corporations or Partnerships in the amounts specified on Exhibit Al hereto, free and clear of all liens, claims and encumbrances. Except as set forth on
Schedule 3.4: (i) there are no agreements restricting the transfer of, or affecting the rights of any holder of, any Partnership Interests, (ii) there are no preemptive rights on the part of any holder of any class of Partnership Interests, and
(iii) there are no options, warrants, conversion or other rights or agreements obligating any Partnership to issue or sell any Partnership Interests or any securities convertible into or exchangeable for any Partnership Interests.

3.5.  Authority for Agreement; No Violation.

(a)	The Corporations have all power and authority
necessary to execute and deliver this Agreement and to perform each of their obligations hereunder, and the board of directors of each Corporation has approved this Agreement and the Transaction.

(b)	The Selling Stockholders have the right and power
and all authority necessary to execute and deliver this Agreement and to perform fully their obligations hereunder.

(c)	The Partnerships have all power and authority
necessary to execute and deliver this Agreement and to perform each of their obligations hereunder, and the partners of each Partnership have, to the extent legally required, approved this Agreement and the Transaction.

(d)	This Agreement has been duly executed and
delivered by each Corporation and its Selling Stockholders and by each Partnership and its partners, and constitutes the valid and binding obligation of such Corporation, and its Selling Stockholders and of such Partnership and its partners, as the case may be, and is enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law or by public policies applicable to securities laws.

(e)	Except as set forth on Schedule 3.5, the execution
and delivery of this Agreement and the consummation of the Transaction will not conflict with or result in any violation of or default under (i) any provision of the charter or by-laws of any Corporation, (ii) the certificate of limited partnership or partnership agreement of any Partnership, (iii) any statute, regulation, order or decree of any federal, state, governmental body or regulatory authority or any license or permit applicable to any Corporation, Partnership or the Selling Stockholders, or
(iv) any mortgage, indenture, lease, agreement, instrument or other obligation to which any Corporation, Partnership or the Selling Stockholders is a party. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or governmental authority, except for FCC approvals and other approvals listed on
Schedule 3.5, is required in connection with the execution and delivery of this Agreement or the consummation of the Transaction.

3.6. Financial Statements. Attached hereto as Schedule 3.6 are copies of the following financial statements, which statements are true and complete in all material respects and have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), except to the extent stated in the notes thereto, throughout the periods indicated, and which statements fairly present the financial condition of the Corporations and Partnerships and each of their businesses, as of the respective dates thereof, and the results of their respective operations for the indicated periods (such financial statements being herein referred to as the "Financial Statements"):

(a)	Financial Statements for each Corporation and each
Partnership as at June 30, 1995 and for the three months then ended, consisting of a balance sheet and statements of earnings and retained income for the period then ended; and

(b)	Financial Statements for each Corporation and each
Partnership for the fiscal year ended December 31, 1994 consisting of a balance sheet, statements of income and retained earnings and changes in financial position for the year then ended.

Except to the extent reflected or reserved against in the balance sheet as of June 30, 1995 and included in the Financial Statements at such date or as set forth in Schedule 3.6, there are no material outstanding liabilities or obligations of the Corporation or the Partnerships of any nature.

3.7. Absence of Changes. Since June 30, 1995, except as set forth on Schedule 3.7, the business of each Corporation and Partnership has been carried on in the ordinary course in substantially the same manner as prior to that date, and such Corporation or Partnership, as the case may be, has not:

(a)	undergone any material adverse change in its
condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects;

(b)	declared, set aside, made or paid any dividend or
other distribution in respect of its capital stock or partnership interests or purchased or redeemed, directly or indirectly, any shares of its capital stock or partnership interests, other than cash dividends;

(c)	issued or sold any shares of its capital stock of
any class or partnership interests or any options, warrants, conversion or other rights to purchase any such shares or partnership interests or any securities convertible into or exchangeable for such shares or partnership interests;

(d)	incurred any indebtedness for borrowed money or
issued or sold any debt securities;

(e)	mortgaged, pledged or subjected to any lien,
lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible;

(f)	acquired or disposed of any assets or properties
in any transaction with any officer, director, shareholder or employee of the Corporation or Partnership, or any relative by blood or marriage or any Affiliate or Associate as such terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act") of any of them, or acquired or disposed of any assets or properties, or entered into any commitment to do so;

(g)	forgiven or cancelled any debts or claims, or
waived any rights, except in the ordinary course of business;

(h)	entered into any material transaction, other than
in the ordinary course of business;

(i)	suffered any material defects or unresolved
technical problems or difficulties with the operation of any of the Systems operated by it;

(j)	granted to any officer or salaried employee any
increase in compensation in any form (including any increase in value of any benefits) in excess of the amount in effect as of June 30, 1995, or any severance or termination pay, or entered into any employment agreement with any officer or salaried employee;

(k)	adopted or amended any bonus, profit sharing,
compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of employees;

(l)	suffered any damage, destruction or loss (whether
or not covered by insurance) that in any case, or in the aggregate, materially and adversely affects the condition
(financial or otherwise), properties, assets, business or operations of the Corporation or Partnership;

(m)	incurred any liability or obligation (whether
absolute, accrued, contingent or otherwise) material, in any case, or in the aggregate, to the Partnership or Corporation;

(n)	incurred or committed to incur any capital or
other expenditures in excess of $100,000;

(o)	hired any employee having an annual compensation
in excess of $50,000;
(p)	terminated or reassigned any officer having annual
compensation in excess of $50,000 or, other than officers who are retiring in the ordinary course, has become aware of the intention of any officer to terminate his employment;

(q)	discharged any material liability except in the
usual and ordinary course of business; or

(r)	paid or agreed to pay any bonus or fee to any
employee in connection with the Transaction.

3.8. Taxes. Except as set forth on Schedule 3.8, each Corporation and each Partnership makes the following representations:

(a)	Each Corporation and each Partnership has filed
all federal, state and local Tax Returns that are required to have been filed by it and has paid or reserved for, in accordance with GAAP on the Financial Statements through the date hereof, all Taxes that have become due pursuant thereto. Except as set forth on Schedule 3.8(a), such Corporation or partner has not received any notice of deficiency or assessment of additional Taxes and is not a party to any action or proceeding by any Taxing Authority for assessment or collection of Taxes.

(b)	Nexus.  All foreign, state and local jurisdictions
where each Corporation and each Partnership has filed Tax Returns are set forth in Schedule 3.8(b). No claim has ever been made by any Taxing Authority in any jurisdiction not set forth on Schedule 3.8(b) that a Corporation or Partnership is or may be subject to taxation by such jurisdiction.

(c)	No Accounting Method Changes.  No Corporation or
Partnership will be required, as a result of a change in method of accounting for Taxes for any pre-Closing Tax period, to include any adjustment under Section 481(c) of the Code in taxable income for any post-Closing period.

(d)	No Section 341 Election.  No Corporation has, with
regard to any assets held, acquired, or to be acquired by it, filed a consent to the application of Section 341(f)(2) of the Code to such property or assets.

(e)	Parachute Payments.  No Corporation is a party to
any agreement, contract or other arrangement that would result, separately or in the aggregate, in a Corporation being required to pay any "excess parachute payments" within the meaning of Section 280G of the Code.

(f)	Definitions.  For purposes of this Agreement,
"Tax" (and, with correlative meaning, "Taxes") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, estimated, sales, use, ad valorem, personal property, franchise, profits, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, occupation, capital stock, transfer, registration, value added, premium, property or windfall profit tax, custom, import, license, duty or other tax, governmental fee or other like assessment or charge, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (federal, state and local, foreign or domestic) and
(ii) liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period during the pre-Closing period.

For purposes of this Agreement, "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

3.9. Properties. Except as set forth on Schedule 3.9 or for Site Rental Agreements listed in Schedule 3.13, the Corporations and Partnerships do not own or lease and have no interest in any real property. Except as set forth on Schedule
3.9 or in the Financial Statements, each Corporation and each Partnership has good and marketable title to all real and tangible personal property reflected in the June 30, 1995 balance sheet included in the Financial Statements, (except to the extent disposed of since such date in the ordinary course of business), and valid leasehold interests in all real properties leased by any of them, in each case free and clear of all mortgages, liens, encumbrances, easements or security interests except (a) liens for current taxes not due and payable, (b) liens, encumbrances, easements and security interests that do not materially detract from the value or interfere with the use by the Corporations or Partnerships of the properties affected thereby, (c) liens existing on June 30, 1995 and security interests reflected on the June 30, 1995 balance sheet included in the Financial Statements, and (d) purchase money security interests not exceeding $75,000 in the aggregate incurred in the ordinary course of business after June 30, 1995.

3.10. Material Contracts. Schedule 3.10 contains a list of all material agreements, contracts and commitments, written or oral, to which each Corporation or Partnership is a party or by which any of the assets or properties of such Corporation or Partnership is bound as of the date hereof, including the following:

(a)	acquisition, merger, option or purchase agreements
for the purchase of any assets, including any licenses for SMR channels or frequencies or stock of any business or entity;

(b)	agreements for the management of any FCC licenses
or frequencies;

(c)	notes, loans, credit agreements, mortgages,
indentures, security agreements and other agreements and
instruments relating to the borrowing of money by or
extension of credit to any Partnership or Corporation;
(d)	employment and consulting agreements that
individually involve annual compensation in excess of $50,000;

(e)	bonus, profit sharing, compensation, stock option,
pension, retirement, deferred compensation or other plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding);

(f)	licenses of patent, trademark and other
intellectual property rights;

(g)	bonding agreements; and

(h)	agreements or commitments for capital expenditures
in excess of $100,000 for any single project.

The Selling Stockholders have delivered to Pittencrieff complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements listed in Schedule
3.10. Such agreements, contracts and commitments are in full force and effect and, except as set forth in Schedule 3.10, all parties to such agreements, contracts and commitments have in all material respects performed all obligations required to be performed by them as of the date hereof and are not in default thereunder. No agreement, contract or commitment to which any Corporation or Partnership is a party or by which it or its property is bound would have a material adverse effect on the business or operations of any Corporation or Partnership.

3.11. Assets of Corporations and Partnerships. After giving effect to the acquisitions set forth on Schedule 3.11, taken together, the Corporations and Partnerships own or have adequate right to use pursuant to a management agreement, lease or otherwise all FCC and other licenses, properties and other assets necessary for the operation and ownership of the SMR systems operated by them or to be operated by them.

3.12.  Employee Benefit Matters.

(a)	Set forth in Schedule 3.12 is a true, complete and
correct list of all "employee benefit plans" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, severance, group insurance and other employee benefit plans, arrangements, agreements and practices which relate to employee benefits which are currently maintained or contributed to by the Corporations and the Partnerships, or to which the Corporations and the Partnerships currently are obligated to contribute, relating to present or former employees, directors, officers, stockholders or consultants of the Corporations and the Partnerships (collectively, the "Seller Employee Plans"). Except as set forth in Schedule 3.12, to the knowledge of the Selling Stockholders, there are no material liabilities, including fines and penalties, with respect to any plans, arrangements or practices of the type described in the preceding sentence previously maintained or contributed to by the Corporations and the Partnerships, or to which the Corporations or the Partnerships previously had an obligation to contribute.

(b)	The Corporations and the Partnerships previously
have delivered to Pittencrieff complete and correct copies of each of the Seller Employee Plans, including all amendments thereto, and any other documents or other instruments relating thereto reasonably requested by Pittencrieff.

(c)	All the Seller Employee Plans are being, and have
been, maintained, operated and administered in all material respects in accordance with their respective terms and in compliance with all applicable laws.

(d)	Except as set forth in Schedule 3.12(d), the
Corporations and the Partnerships have not within the past six years had an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the minimum funding standards of
Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), or a "multiemployer plan" as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code. None of the Seller Employee Plans are funded through a "welfare benefit fund" as defined in Section 419(e) of the Code. Except as set forth in Schedule 3.12(d), no other trade or business is, or, at any time within the past six years, has been treated, together with the Corporations and the Partnerships, as a single employer under Section 414 of the Code or Section 4001 of ERISA. The consummation of the Transaction will not constitute a "reportable event" under
Section 4043 of ERISA or result in a "withdrawal" from a multiemployer plan under Section 4203 or 4205 of ERISA.

(e)	Each Seller Employee Plan intended to be qualified
under Section 401(a) of the Code has been determined by the Internal Revenue Service ("IRS") to be so qualified, or if not so qualified each such plan may still be amended within the remedial amendment period to cure any qualification defect to the extent permitted by applicable law, and each trust created thereunder which is intended to be exempt from federal income tax under the provisions of Section 501(a) of the Code has been determined by the IRS to be so exempt and no fact or event has occurred since the date of such determination by the IRS to adversely effect the qualified status of any Seller Employee Plan or the exempt status of any such trust.

(f)	There have been no prohibited transactions or
breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Seller Employee Plans that could result in the Corporations or the Partnerships becoming liable directly or indirectly (by indemnification or otherwise) for any material excise tax, penalty or other liability under ERISA or the Code.

(g)	Except as set forth in Schedule 3.12(g), there are
no actions or claims pending or, to the knowledge of the Selling Stockholders, threatened, with respect to any Seller Employee Plan (other than routine claims for benefits), and there are no investigations or audits of any Seller Employee Plan by any governmental authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of the Corporations and the Partnerships that has not been fully discharged.

(h)	All (i) insurance premiums required to be paid
with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers or payments required to be made to, any Seller Employee Plan have been made on or before their due date. With respect to any insurance policy providing funding for benefits under any Seller Employee Plan, (x) there is no material liability of the Corporations or the Partnerships in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (y) to the knowledge of the Selling Stockholders, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any insurer are imminent.

(i)	Schedule 3.12(i) contains a separate
identification of each Seller Employee Plan that provides benefits, including, without limitation, death or medical benefits, beyond termination of employment or retirement other than (i) coverage mandated by law, (ii) death or retirement benefits under any qualified Seller Employee Plan, deferred compensation benefits fully reflected on the balance sheets at June 30, 1995 included in the Financial Statements or (iv) benefits, the full cost of which is borne by the employee (or the employee's beneficiary) (the "Post-Employment Benefits"); such balance sheets accurately reflect the liabilities relating to the Post-Employment Benefits.

(j)	Except as set forth in Schedule 3.12(j), the
execution, delivery and performance of this Agreement will not, solely in and of itself and without regard to any subsequent events, (i) constitute an event under any Seller
Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Corporations or the Partnerships to any present or former officer, employee, director, stockholder or consultant (or dependents), or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any present or former officer, employee, director, stockholder or consultant of the Corporations or the Partnerships.

(k)	Except as set forth in Schedule 3.12(k), the
Corporations and the Partnerships have not agreed or committed to make any amendments to any Seller Employee
Plans not already embodied in the documents comprising the Seller Employee Plans, other than any amendments required by law.

(l)	The Corporations and Partnerships have complied in
all material respects with the provisions of COBRA with respect to any "group health plan" as defined in Section
5000 (b)(i) of the Code maintained by any of them.

3.13. Site Rental Agreements. Schedule 3.13 sets forth a list of all Site Rental Agreements relating to the Systems operated by the Corporations and Partnerships; such Site Rental Agreements constitute all of the leases necessary for the Corporations and Partnerships to operate the Systems as now operated by them or as proposed to be operated.

3.14. Insurance. Each Corporation and each Partnership maintains insurance covering such risks and in such amounts as set forth in Schedule 3.14.

3.15. Litigation. Except as disclosed on Schedule 3.15, there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the knowledge of the Selling Stockholders, threatened, that might result in any material adverse change in the condition (financial or otherwise), properties, assets, business or operations of the Corporations or Partnerships that arise out of or in connection with the operation of the Systems operated by them or that question the validity of this Agreement or of any action to be taken pursuant to or in connection with the provisions of this Agreement. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against any of the Corporations or Partnerships relating to the Systems operated by them or any of the assets or properties of the Corporations or Partnerships related to or used in connection with the Systems operated by them.

3.16.  FCC Regulatory Matters.

(a)	Definitions.  For purposes of this Section 3.16, the
following terms shall have the indicated meanings:

"FCC License" shall mean any paging, mobile telephone, microwave, commercial mobile radio, private carrier, SMR or other license, permit, consent, certificate of compliance, franchise, approval or authorization granted or issued by the FCC, including, without limitation, any of the foregoing authorizing the acquisition, construction or operation of an SMR System, radio paging system or other radio communications system.

"Seller Management Agreement" shall mean any management or other agreement (other than a loading, reseller or agent's agreement) pursuant to which any Corporation or Partnership agrees to manage or to perform other services (other than loading) with respect to SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses or the right to purchase such SMR Licenses, or any loading agreement pursuant to which any Corporation or Partnership is loading SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses or the right to purchase such SMR Licenses.

"SMR License" shall mean an FCC License authorizing the construction, ownership and operation of an SMR system in the 800 or 900 MHz band issued pursuant to 47 CFR Part 90 of the Rules and Regulations of the FCC or any successor section.

"SMR System" shall mean an SMR system licensed under 47
CFR Part 90 of the Rules and Regulations of the FCC.

"SMR Units" shall mean the number of mobile and control stations (within the meaning of 47 CFR Part 90 of the Rules and Regulations of the FCC) subscribing to SMR Systems licensed to or managed by any Corporation or Partnership, excluding, however, any such units which are subject to a Third-Party Management Agreement if the respective third party has a right to purchase the SMR Licenses which are subject to such Third-Party Management Agreement.

"Third-Party Management Agreement" shall mean any management or other agreement (other than a loading agreement) pursuant to which a person (other than the Corporations and Partnerships) are managing SMR Licenses held by any Corporation or Partnership or any loading agreement pursuant to which a person (other than the Corporations and Partnerships) are loading SMR Licenses held by any Corporation or Partnership in exchange for the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses or the right to purchase such SMR Licenses.

(b)	License Information.  Schedule 3.16 (the "Seller FCC
Schedule") sets forth, as of the date hereof, a correct and complete list of the following information for each SMR License and other FCC License issued to or operated by the Corporations and the Partnerships:

(i)	for all FCC Licenses (including all SMR Licenses),
the name of the licensee, the name of the seller(s), the call sign, the transmitter location (by site coordinates and city), the type of service (e.g., paging, SMR, etc.), the frequency or frequencies authorized, the license renewal date and operating entity;

(ii)	in the case of SMR Licenses, the number of
channels (including conventional channels) authorized, the number of channels constructed, whether the SMR License is for a conventional or trunked SMR System and whether the SMR License is managed by the Corporations and the Partnerships pursuant to a Seller Management Agreement or by any other persons pursuant to a Third-Party Management Agreement;

(iii)	each holder of any such FCC License that is
neither wholly owned by the Corporations or Partnerships nor owned entirely by unaffiliated persons and managed by the Corporations or Partnerships; and

(iv)	for all FCC Licenses (including SMR Licenses),
whether such FCC Licenses are subject to rights of first refusal, options and other such rights or obligations in existence as of the date hereof, including, without limitation, entitlements to acquire additional ownership interests, which may affect the ownership interests of the Corporations or Partnerships.

(c)	Condition of Systems.  All of the properties, equipment
and Systems of the Corporations and Partnerships are, and to the knowledge of the Selling Stockholders all thereof to be acquired or added in connection with any contemplated System expansion or construction prior to the Closing will be, in good repair, working order and condition and are and except as set forth in the Seller FCC Schedule will be in material compliance with all standards or rules imposed by any governmental agency or authority (including, without limitation, the FCC and (if applicable), any public utilities commission or other state or local governments or instrumentalities) or as imposed under any agreements with customers.

(d)	Fees; License Compliance. The Corporations and
Partnerships have paid all franchise, license or other fees and charges which have become due in respect of their businesses and have made appropriate provision as is required by GAAP for any such fees and charges which have accrued. Except as set forth in the Seller FCC Schedule, the Corporations or Partnerships have duly secured, as of the date hereof, all necessary permits, licenses, consents and authorizations from, and has filed all required registrations, applications, reports and other documents with, the FCC, and, if applicable, any public utilities commission and other entity exercising jurisdiction over the SMR businesses, radio paging businesses and other radio communications businesses of the Corporations and Partnerships or the construction or delivery of Systems therefor, as such businesses are currently conducted. Except as set forth on the Seller FCC Schedule, the Corporations and Partnerships hold the FCC Licenses specified on the Seller FCC Schedule and, except as set forth on such Schedule, all such FCC Licenses are valid and in full force and effect without conditions except for such conditions as are stated in the FCC License or as are generally applicable to holders of FCC Licenses. Except as set forth in the Seller FCC Schedule, to the knowledge of the Selling Stockholders, no event has occurred and is continuing which could
(i) result in the revocation, termination or adverse modification of any FCC License listed on such Schedule or (ii) adversely affect any rights of the Corporation or Partnerships thereunder; except as set forth on such Schedule, the Corporations and Partnerships have no reason to believe and have no knowledge that the SMR Licenses specified on such Schedule will not be renewed in the ordinary course; and the Corporations and Partnerships have sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, construction of all their respective SMR Systems, radio paging and other radio communications systems listed on the Seller FCC Schedule in compliance with all applicable technical standards and construction requirements and deadlines. Except as set forth in the Seller FCC Schedule, the current ownership and operation by the Corporations and Partnerships of the SMR Systems, radio paging and other radio communications systems comply with the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC.

(e)	Management Agreements.  Set forth in the Seller FCC
Schedule is a complete and correct list of all Seller Management Agreements and Third-Party Management Agreements to which any Corporation or Partnership is a party that correctly identifies the manager under each such Agreement and the holder of the SMR Licenses which are the subject of each such Agreement, the transmitter locations (by address), and number of channels covered by such SMR Licenses, the term of such Agreements, any options or calls (and the respective option or call prices) in favor of any party to such Agreements to purchase or sell any interest in such SMR Licenses and the respective fees or revenues payable or receivable under any such Agreements. To the knowledge of the Selling Stockholders, the terms of all such Seller Management Agreements and Third-Party Management Agreements and the operation of each SMR System pursuant thereto comply with the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC. Other than those channels identified as subject to Third-Party Management Agreements on the Seller FCC Schedule and except as set forth on the Seller FCC Schedule, none of the channels licensed to any Corporation or Partnership will be subject to a Third Party Management Agreement as of the Closing.

(f)	Wide Area Applications.  The Selling Stockholders have
delivered to Pittencrieff a true and correct copy of each Request for Rule Waiver or Extended Implementation and related Wide Area Specialized Mobile Radio application, as filed with the FCC, and all supplemental or related materials filed in connection therewith by or on behalf of any Corporation or Partnership, all materials submitted to the FCC or to the Corporations or Partnerships in connection therewith by any third party, and any written communications issued by the FCC or any FCC staff member in response to, or otherwise in connection with, any of the foregoing.

3.17.  Brokers, Finders, etc.  Except as set forth on
Schedule 3.17, all negotiations relating to this Agreement and the Transaction have been carried on without the intervention of any person acting on behalf of the Corporations, the Partnerships or the Selling Stockholders in such manner as to give rise to any valid claim against any of them for any brokerage or finder's commission, fee or similar compensation for bringing the Parties together or bringing about the Transaction.

3.18. Compensation. Each of the Corporations and each of the Partnerships has delivered to Pittencrieff a true and complete list of all of its employees which list states the rate of compensation, the positions held by the employees listed and the duration of their employment.

3.19. Environmental and Other Matters. Each Corporation and each Partnership and the business of each Corporation and each Partnership are not in violation of, or delinquent in respect to, any material decree, order or arbitration award of law, statute or regulation of or agreement with, or any material license or permit from, any federal, state or local governmental authority including, without limitation, laws, statutes and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination or the environment (including, without limitation, federal, state and local laws, statutes, rules and regulations and the common law relating to environmental matters and contamination of any type whatsoever, including, without limitation: (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes, or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands; (vi) the protection of natural resources; (vii) storage tanks, vessels and related equipment; (viii) abandoned or discarded barrels, containers and other closed receptacles; (ix) health and safety of employees and other persons; and (x) otherwise relating to the manufacture, processing, use, distribution, treatment, storage, disposal, transportation, or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or solid or hazardous waste (the "Environmental Laws")). All notices and complaints that any Corporation or Partnership has received in the last three years of any violation of a type referred to in any portion of this Section 3.19 are set forth in Schedule 3.19. No Corporation, Partnership or any Selling Stockholder has received notice of any violation of a type referred to in any portion of this Section 3.19 that has not been corrected. Copies of each Corporation's and Partnership's last inspection reports from each applicable authority with respect to any law described in any portion of this Section 3.19 and relating to the properties, assets, personnel or business activities of the business of the Corporation and Partnership are attached to Schedule 3.19. Schedule 3.19 sets forth a complete list of all above-ground and underground storage tanks, vessels, and related equipment and containers that are subject to federal, state or local laws, statutes, rules or regulations, and sets forth their present contents, what the contents have been in the past, and what program of remediation, if any, is contemplated with respect thereto.

3.20. Disclosure. This Agreement, including exhibits and schedules hereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein in the context in which they were made not misleading.

4.  Representations and Warranties Regarding the System Sellers.
Each System Seller jointly represents and warrants to Pittencrieff and New PCI as follows, except that representations and warranties relating to the San Diego Systems shall be made solely by AMI:

4.1. Entity Status. Each System Seller has the necessary power and authority to carry on its business as and where now conducted, and to own or lease and to operate its properties and assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it.
To the extent applicable, each System Seller is in good standing in its state of incorporation and is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the property owned or leased by such System Seller make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business, operations or financial condition. To the extent applicable, each Such System Seller has delivered to Pittencrieff complete and correct copies of its charter and by-laws, each as amended and in effect on the date hereof.

 .	4.2.  Authority for Agreement; No Violation.

(a)	Each System Seller has necessary power and
authority to execute and deliver this Agreement and to perform each of its obligations hereunder. This Agreement and the transactions contemplated hereby have been approved by the Board of Directors of AMI and the partners of Trunked Mobile Radio Systems.

(b)	This Agreement has been duly executed and
delivered by each System Seller and constitutes the valid and binding obligation of such System Seller, and is enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors, rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law or by public policies applicable to securities laws.

(c)	Except as set forth on Schedule 4.2, the execution
and delivery of this Agreement and the consummation of the Transaction will not conflict with or result in any violation of or default under (i) any provision of the charter or by-laws of any System Seller, (ii) any statute, regulation, order or decree of any federal, state, governmental body or regulatory authority or any license or permit applicable to any System Seller, or (iii) any mortgage, indenture, lease, agreement, instrument or other obligation to which any System Seller is a party. Such execution, delivery and consummation will not accelerate the maturity of or otherwise modify the terms of any indebtedness related to the operation of the Purchased Systems or result in the creation of any lien on the Purchased Systems. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or governmental authority, except for FCC approvals and other approvals listed on Schedule 4.2, is required in connection with the execution and delivery of this Agreement by each System Seller or the consummation of the Transaction.

4.3. Financial Statements. Attached hereto as Schedule 4.3 are copies of the following financial statements, which statements are true and complete in all material respects and have been prepared in accordance with GAAP, except to the extent stated in the notes thereto throughout the periods indicated, and which statements fairly present the financial condition of the System Sellers and each of the Purchased Systems, as of the respective dates thereof, and the results of their respective operations for the indicated periods (such financial statements being herein referred to as the "System Seller Financial Statements");

(a)	System Seller Financial Statements as at June 30,
1995 and for the three months then ended, consisting of a balance sheet and statements of income and retained earnings for the period then ended; and

(b)	System Seller Financial Statements for the fiscal
year ended December 31, 1994, consisting of a balance sheet, statements of income and retained earnings and changes in financial position for the year then ended.

Except as and to the extent reflected or reserved against in the balance sheet as of June 30, 1995 and included in the System Seller Financial Statements at such date, or as set forth on
Schedule 4.3, there are no material outstanding liabilities or obligations of any nature of any System Seller that relate to the Purchased Systems.

4.4. Absence of Changes. Since June 30, 1995, except as set forth on Schedule 4.4, the business of each System Seller as it relates to the Purchased Systems has been carried on in the ordinary course in substantially the same manner as prior to that date, and such System Seller has not, with respect to the Purchased Systems:

(a)	undergone any material adverse change in its
condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects;

(b)	declared, set aside, made or paid any dividend or
other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock;

(c)	issued or sold any shares of its capital stock of
any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

(d)	incurred any indebtedness for borrowed money or
issued or sold any debt securities;

(e)	mortgaged, pledged or subjected to any lien,
lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible;

(f)	acquired or disposed of any assets or properties
in any transaction with any officer, director, shareholder or employee of the System Sellers, or any relative by blood or marriage or any Affiliate or Associate as such terms are defined in Rule 405 promulgated under the Securities Act of any of them, or acquired or disposed of any assets or properties, or entered into any commitment to do so;

(g)	forgiven or cancelled any debts or claims, or
waived any rights, except in the ordinary course of business;

(h)	entered into any material transaction, other than
in the ordinary course of business;

(i)	suffered any material defects or unresolved
technical problems or difficulties with the operation of any of the Purchased Systems;

(j)	granted to any officer or salaried employee any
increase in compensation in any form (including any increase in value of any benefits) in excess of the amount thereof in effect as of June 30, 1995, or any severance or termination pay, or entered into any employment agreement with any officer or salaried employee;

(k)	adopted or amended any bonus, profit sharing,
compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of employees;

(l)	suffered any damage, destruction or loss (whether
or not covered by insurance) that in any case, or in the aggregate, materially and adversely affects the condition
(financial or otherwise), properties, assets, business or operations of any System Seller;

(m)	incurred any liability or obligation (whether
absolute, accrued, contingent or otherwise) material, in any case, or in the aggregate, to any System Seller;

(n)	incurred or committed to incur any capital or
other expenditures in excess of $100,000;

(o)	hired any employee having an annual compensation
in excess of $50,000;

(p)	terminated or reassigned any officer having annual
compensation in excess of $50,000 or, other than officers who are retiring in the ordinary course, has become aware of the intention of any officer to terminate his or her employment;

(q)	discharged any material liability except in the
usual and ordinary course of business; or

(r)	paid or agreed to pay any bonus or fee to any
employee in connection with the Transaction.

4.5. Taxes. Except as set forth on Schedule 4.5, each System Seller makes the following representation:

(a)	Each System Seller has filed all federal, state
and local Tax Returns that are required to have been filed by it and has paid or reserved for, in accordance with GAAP on the System Seller Financial Statements through the date hereof, all Taxes that have become due pursuant thereto.
Except as set forth on Schedule 4.5(a), such System Seller has not received any notice of deficiency or assessment of additional Taxes and is not a party to any action or proceeding by any Taxing Authority for assessment or collection of Taxes.

(b)	Nexus.  All foreign, state and local jurisdictions
where each System Seller has filed Tax Returns are set forth in Schedule 4.5(b). No claim has ever been made by any Taxing Authority in any jurisdiction not set forth on
Schedule 4.5(b) that a System Seller is or may be subject to taxation by such jurisdiction.

4.6. Properties. Except as set forth on Schedule 4.6 or for Site Rental Agreements listed in Schedule 4.10, the System Sellers do not own or lease and have no interest in any real property that relates to the Purchased Systems. Except as set forth in Schedule 4.6 or in the System Seller Financial Statements, each System Seller has good and marketable title to all real and tangible personal property reflected in the June 30, 1995 balance sheet included in the System Seller Financial Statements (except to the extent disposed of since such date in the ordinary course of business), and valid leasehold interests in all real properties leased by it, in each case free and clear of all mortgages, liens, encumbrances, easements or security interests except (a) liens for current taxes not due and payable,
(b) liens, encumbrances, easements and security interests that do not materially detract from the value or interfere with the use by the System Sellers of the properties affected thereby, (c) liens existing on June 30, 1995 and security interests reflected on the June 30, 1995 balance sheet included in the System Seller Financial Statements, and (d) purchase money security interests not exceeding $75,000 in the aggregate incurred in the ordinary course of business after June 30, 1995.

4.7. Material Contracts. Schedule 4.7 contains a list of all material agreements, contracts and commitments, written or oral, to which each System Seller is a party or by which any of the assets or properties of each System Seller is bound as of the date hereof, as they relate to the Purchased Systems, including the following:

(a)	acquisition, merger, option or purchase agreements
for the purchase of any assets, including any FCC or other licenses for SMR channels or frequencies or stock of any business or entity;

(b)	agreements for the management of any FCC licenses
or frequencies;

(c)	notes, loans, credit agreements, mortgages,
indentures, security agreements and other agreements and instruments relating to the borrowing of money by or extension of credit to any System Seller;

(d)	employment and consulting agreements that
individually involve annual compensation in excess of $50,000;

(e)	bonus, profit sharing, compensation, stock option,
pension, retirement, deferred compensation or other plans,
agreements, trusts, funds or arrangements for the benefit of employees;
(f)	licenses of patent, trademark and other
intellectual property rights;

(g)	bonding agreements; and

(h)	agreements or commitments for capital expenditures
in excess of $100,000 for any single project.

The System Sellers have delivered to Pittencrieff complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements listed in Schedule 4.7. Such agreements, contracts and commitments are in full force and effect and, except as disclosed in Schedule 4.7, all parties to such agreements, contracts and commitments have in all material respects performed all obligations required to be performed by them as of the date hereof and are not in default thereunder. No agreement, contract or commitment to which any System Seller is a party or by which it or its property is bound would have a material adverse effect on the business or operations of any System Seller.

4.8. Assets of System Sellers. After giving effect to the acquisitions set forth on Schedule 4.8, taken together, the System Sellers own or have adequate right to use pursuant to a management agreement, lease or otherwise all FCC and other licenses, properties and other assets necessary for the operation and ownership of the Purchased Systems.

4.9.  Employee Benefit Matters.

(a)	Set forth in Schedule 4.9 is a true, complete and
correct list of all "employee benefit plans" as defined in
Section 3(3) of ERISA and all other employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, severance, group insurance and other employee benefit plans, arrangements, agreements and practices which relate to employee benefits which are currently maintained or contributed to by the System Sellers, or to which the System Sellers currently are obligated to contribute, relating to present or former employees, directors, officers, stockholders or consultants of the System Sellers (collectively, the "System Seller Employee Plans"). Except as set forth on Schedule 4.9, to the knowledge of the System Sellers, there are no material liabilities, including fines or penalties, with respect to any plans, arrangements or practices of the type described in the preceding sentence previously maintained or contributed to by the System Sellers, or to which the System Sellers previously had an obligation to contribute.

(b)	The System Sellers previously have delivered to
Pittencrieff true, complete and correct copies of each of the System Seller Employee Plans, including all amendments thereto, and any other documents or other instruments relating thereto reasonably requested by Pittencrieff.

(c)	All the System Seller Employee Plans are being,
and have been, maintained, operated and administered in all material respects in accordance with their respective terms and in compliance with all applicable laws.

(d)	Except as set forth in Schedule 4.9(d), the System
Sellers have not within the past six years had an obligation to contribute to a "defined benefit plan" as defined in
Section 3(35) of ERISA, a pension plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, or a "multiemployer plan" as defined in
Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code. None of the System Seller Employee Plans are funded through a "welfare benefit fund" as defined in Section 419(e) of the Code. Except as set forth in Schedule 4.9(d), no other trade or business is, or, at any time within the past six years, has been treated, together with the System Sellers, as a single employer under Section 414 of the Code or Section 4001 of ERISA. The consummation of the Transaction will not constitute a "reportable event" under Section 4043 of ERISA or result in a "withdrawal" from a multiemployer plan under
Section 4203 or 4205 of ERISA.

(e)	Each System Seller Employee Plan intended to be
qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, or if not so qualified each such plan may still be amended within the remedial amendment period to cure any qualification defect to the extent permitted by applicable law, and each trust created thereunder which is intended to be exempt from federal income tax under the provisions of Section 501(a) of the Code has been determined by the IRS to be so exempt and no fact or event has occurred since the date of such determination by the IRS to adversely effect the qualified status of any System Seller Employee Plan or the exempt status of any such trust.

(f)	There have been no prohibited transactions or
breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the System Seller Employee Plans that could result in the System Sellers becoming liable directly or indirectly (by indemnification or otherwise) for any material excise tax, penalty or other liability under ERISA or the Code.

(g)	Except as set forth in Schedule 4.9(g), there are
no actions or claims pending or, to the knowledge of the System Sellers, threatened, with respect to any System Seller Employee Plan (other than routine claims for benefits), and there are no investigations or audits of any System Seller Employee Plan by any governmental authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of the System Sellers that has not been fully discharged.

(h)	All (i) insurance premiums required to be paid
with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers or payments required to be made to, any System Seller Employee Plan have been made on or before their due date. With respect to any insurance policy providing funding for benefits under any System Seller Employee Plan, (x) there is no material liability of the System Sellers in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (y) to the knowledge of the System Sellers, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any insurer are imminent.

(i)	Schedule 4.9(i) contains a separate identification
of each System Seller Employee Plan that provides benefits, including, without limitation, death or medical benefits, beyond termination of employment or retirement other than
(i) coverage mandated by law, (ii) death or retirement benefits under any qualified System Seller Employee Plan,
(iii) deferred compensation benefits fully reflected on the balance sheets at June 30, 1995 included in the System Sellers Financial Statements or (iv) benefits, the full cost of which are borne by the employee (or the employee's beneficiary) (the "Post-Employment Benefits"); such balance sheets accurately reflect the liabilities relating to the Post-Employment Benefits.

(j)	Except as set forth in Schedule 4.9(j), the
execution, delivery and performance of this Agreement will not, solely in and of itself and without regard to any subsequent events, (i) constitute an event under any System
Seller Employee Plan that will result in any payment
(whether of severance pay or otherwise) becoming due from the System Sellers to any present or former officer, employee, director, stockholder or consultant (or dependents), or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any present or former officer, employee, director, stockholder or consultant of the System Sellers.

(k)	Except as set forth in Schedule 4.9(k), the System
Sellers have not agreed or committed to make any amendments to any System Seller Employee Plans not already embodied in the documents comprising the System Seller Employee Plan, other than any amendments required by law.

(l)	The System Sellers have complied in all material
respects with the provisions of COBRA with respect to any "group health plan" as described in Section 5000(b)(i) of the Code maintained by any of them.

4.10. Site Rental Agreements. Schedule 4.10 hereto sets forth a list of all Site Rental Agreements relating to the Purchased Systems; such Site Rental Agreements constitute all of the leases necessary for the System Sellers to operate the Purchased Systems.

4.11. Insurance. Each Corporation and each Partnership maintains insurance relating to the Purchased Systems covering such risks and in such amounts as set forth in Schedule 4.11.
4.12. Litigation. Except as disclosed on Schedule 4.12, there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the knowledge of the System Sellers, threatened, that might result in any material adverse change in the condition (financial or otherwise), properties, assets, business or operations of the System Sellers that arise out of or in connection with the operation of the Purchased Systems or that question the validity of this Agreement or of any action to be taken pursuant to or in connection with the provisions of this Agreement. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against any of the System Sellers relating to the Purchased Systems or any of the assets or properties of the System Sellers related to or used in connection with the Purchased Systems.

4.13.  FCC Regulatory Matters.

(a)	Definitions.  For purposes of this Section 4.13, the
following terms shall have the indicated meanings:

"FCC License" shall mean any paging, mobile telephone, microwave, commercial mobile radio, private carrier, SMR or other license, permit, consent, certificate of compliance, franchise, approval or authorization granted or issued by the FCC, including, without limitation, any of the foregoing authorizing the acquisition, construction or operation of an SMR System, radio paging system or other radio communications system.

"System Seller Management Agreement" shall mean any management or other agreement (other than a loading, reseller or agent's agreement) pursuant to which any System Seller agrees to manage or to perform other services (other than loading) with respect to SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses or the right to purchase such SMR Licenses, or any loading agreement pursuant to which any System Seller is loading SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses or the right to purchase such SMR Licenses.

"SMR License" shall mean an FCC License authorizing the construction, ownership and operation of an SMR system in the 800 or 900 MHz band issued pursuant to 47 CFR Part 90 of the Rules and Regulations of the FCC.

"SMR System" shall mean an SMR system licensed under 47
CFR Part 90 of the Rules and Regulations of the FCC or any successor section.

"SMR Units" shall mean the number of mobile and control stations (within the meaning of 47 CFR Part 90 of the Rules and Regulations of the FCC) subscribing to SMR Systems licensed to or managed by the System Sellers, excluding, however, any such units which are subject to a Third-Party Management Agreement if the respective third party has a right to purchase the SMR Licenses which are subject to such Third-Party Management Agreement.

"Third-Party Management Agreement" shall mean any management or other agreement (other than a loading agreement) pursuant to which a person (other than the System Sellers), is managing SMR Licenses held by the System Sellers or any loading agreement pursuant to which a person (other than the System Sellers), is loading SMR Licenses held by the System Seller in exchange for the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses or the right to purchase such SMR Licenses.

(b)	License Information. Schedule 4.13(b) (the "System
Seller FCC Schedule") sets forth, as of the date hereof, a correct and complete list of the following information for each SMR License and other FCC License issued to or operated by the System Seller:

(i)	for all FCC Licenses (including all SMR Licenses),
the name of the licensee, the name of the seller(s), the call sign, the transmitter location (by site coordinates and city), the type of service (e.g., paging, SMR, etc.), the frequency or frequencies authorized, the license renewal date and operating entity;

(ii)	in the case of SMR Licenses, the number of
channels (including conventional channels) authorized, the number of channels constructed whether the SMR License is for a conventional or trunked SMR System and whether the SMR License is managed by the System Sellers pursuant to the System Seller Management Agreement or by any other persons pursuant to a Third-Party Management Agreement;

(iii)	each holder of any such FCC License that is
neither wholly owned by the System Sellers nor owned entirely by unaffiliated persons and managed by the System Sellers; and

(iv)	for all FCC Licenses (including SMR Licenses),
whether such FCC Licenses are subject to rights of first refusal, options and other such rights or obligations in existence as of the date hereof, including, without limitation, entitlements to acquire additional ownership interests, which may affect the ownership interests of the System Sellers.

(c)	Condition of Systems.  All of the properties, equipment
and systems of the System Sellers are, and to the knowledge of the System Sellers, all thereof to be acquired or added in connection with any contemplated System expansion or construction prior to the Closing will be, in good repair, working order and condition and are and except as set forth in the System Seller FCC Schedule will be in material compliance with all standards or rules imposed by any governmental agency or authority (including, without limitation, the FCC and (if applicable), any public utilities commission or other state or local governments or instrumentalities) or as imposed under any agreements with customers.

(d)	Fees; License Compliance. Each System Seller has paid
all franchise, license or other fees and charges which have become due in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued. Except as set forth in the System Seller FCC Schedule, each System Seller has duly secured, as of the date hereof, all necessary permits, licenses, consents and authorizations from, and has filed all required registrations, applications, reports and other documents with, the FCC, and, if applicable, any public utilities commission and other entity exercising jurisdiction over the SMR businesses, radio paging businesses and other radio communications businesses of the System Sellers or the construction or delivery of Systems therefor, as such businesses are currently conducted. Except as set forth on the System Seller FCC Schedule, each System Seller holds the FCC Licenses specified on the System Seller FCC Schedule and, except as set forth on such Schedule, all such FCC Licenses are valid and in full force and effect without conditions except for such conditions as are stated in the FCC License or as are generally applicable to holders of FCC Licenses. Except as set forth in the System Seller FCC Schedule, to the knowledge the System Sellers, no event has occurred and is continuing which could (i) result in the revocation, termination or adverse modification of any FCC License listed on such Schedule or (ii) adversely affect any rights of the Assets Sellers thereunder; except as set forth on such Schedule, the Assets Sellers have no reason to believe and have no knowledge that the SMR Licenses specified on such Schedule will not be renewed in the ordinary course; and each System Seller has sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, construction of all its respective SMR Systems, radio paging and other radio communications systems listed on the System Seller FCC Schedule in compliance with all applicable technical standards and construction requirements and deadlines. Except as set forth in the System Seller FCC Schedule, the current ownership and operation by the System Sellers of the SMR Systems, radio paging and other radio communications systems comply with the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC.

(e)	Management Agreements.  Set forth in the System Seller
FCC Schedule is a complete and correct list of all System Sellers Management Agreements and Third-Party Management Agreements to which any System Seller is a party that correctly identifies the manager under each such Agreement and the holder of the SMR Licenses which are the subject of such Agreements, the transmitter locations (by address), and number of channels covered by such SMR Licenses, the term of such Agreements, any options or calls (and the respective option or call prices) in favor of any party to such Agreements to purchase or sell any interest in such SMR Licenses and the respective fees or revenues payable or receivable under any such Agreements. To the knowledge of the System Sellers, the terms of all such System Seller Management Agreements and Third-Party Management Agreements and the operation of each SMR System pursuant thereto comply with the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC. Other than those channels identified as subject to Third-Party Management Agreements on the System Seller FCC Schedule, none of the channels licensed to the System Sellers will be subject to a Third Party Management Agreement as of the Closing.

(f)	Wide Area Applications.  The System Sellers have
delivered to Pittencrieff a true and correct copy of each Request for Rule Waiver or Extended Implementation and related Wide Area Specialized Mobile Radio application, as filed with the FCC, and all supplemental or related materials filed in connection therewith by or on behalf of the System Sellers, all materials submitted to the FCC or to the System Sellers in connection therewith by any third party, and any written communications issued by the FCC or any FCC staff member in response to, or otherwise in connection with, any of the foregoing.

4.14.  Brokers, Finders, etc.  Except as set forth on
Schedule 4.14, All negotiations relating to this Agreement and the Transaction have been carried on without the intervention of any person acting on behalf of the System Sellers in such manner as to give rise to any valid claim against any of them for any brokerage or finder's commission, fee or similar compensation for bringing the Parties together or bringing about the Transaction.

4.15. Compensation. Each of the System Sellers has delivered to Pittencrieff a true and complete list of all of its employees which list states the rate of compensation, the positions held by the employees listed and the duration of their employment.

4.16. Environmental and Other Matters. Each System Seller and the business operations of each System Seller are not in violation of, or delinquent in respect to, any material decree, order or arbitration award of law, statute, or regulation of or agreement with, or any material license or permit from, any federal, state or local governmental authority including, without limitation, laws, statutes and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination or Environmental Laws. All notices and complaints that any System Seller has received in the last three (3) years of any violation of a type referred to in any portion of this
Section 4.16 are set forth in Schedule 4.16. No System Seller has received notice of any violation of a type referred to in any portion of this Section 4.16 that has not been corrected. Copies of each System Seller's last inspection reports from each applicable authority with respect to any law described in any portion of this Section 4.16 and relating to the properties, assets, personnel or business activities of the business of each System Seller are attached to Schedule 4.16. Schedule 4.16 sets forth a complete list of all above-ground and underground storage tanks, vessels, and related equipment and containers that are subject to federal, state or local laws, statutes, rules or regulations, and sets forth their present contents, what the contents have been at any time in the past, and what program of remediation, if any, is contemplated with respect thereto.

4.17. Disclosure. This Agreement, including exhibits and schedules hereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein in the context in which they were made not misleading.

4A.  Representations and Warranties of the Note Seller.  The Note
Seller represents and warrants to Pittencrieff and New PCI as follows:

4A.1.  Authority for Agreement; No Violation.

(a)	The Note Seller has the necessary power and
authority to execute and deliver this Agreement and to perform his obligations hereunder.

(b)	This Agreement has been duly executed and
delivered by the Note Seller and constitutes the valid and binding obligation of the Note Seller, and is enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors, rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law or by public policies applicable to securities laws.

(c)	The execution and delivery of this Agreement and
the consummation of the Transaction will not conflict with or result in any violation of or default under (i) any statute, regulation, order or decree of any federal, state, governmental body or regulatory authority or any license or permit applicable to the Note Seller, or (ii) any mortgage, indenture, lease, agreement, instrument or other obligation to which the Note Seller is a party. Such execution, delivery and consummation will not accelerate the maturity of or otherwise modify the terms of any indebtedness of the Note Seller or result in the creation of any lien on the Bayou Note. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or governmental authority is required in connection with the execution and delivery of this Agreement by the Note Seller or the consummation of the Transaction by him.

4A.2. Title. The Bayou Note is owned by the Note Seller free and clear of all pledges, liens and other encumbrances.

5.  Representations and Warranties Regarding Pittencrieff and the
Pittencrieff Subsidiaries. Pittencrieff represents and warrants to the Sellers as follows:

5.1. Entity Status. Pittencrieff is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to carry on its business as and where now conducted, and to own or lease and to operate its properties and assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it. Pittencrieff is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business, operations or financial condition. Pittencrieff has delivered to AMI complete and correct copies of its charter and by-laws, as amended and in effect on the date hereof.

5.2. Pittencrieff Subsidiaries and Affiliates. All of Pittencrieff's subsidiaries (individually, a "Pittencrieff Subsidiary" and collectively, the "Pittencrieff Subsidiaries") are listed in Schedule 5.2, and, except as set forth in Schedule 5.2, Pittencrieff is the record and beneficial owner of all of the outstanding capital stock of each of the Pittencrieff Subsidiaries, and holds such capital stock free and clear of all options, mortgages, liens, charges, encumbrances, pledges or security interests of any kind. There are no agreements restricting the transfer of, or affecting the rights of Pittencrieff in the capital stock of, the Pittencrieff Subsidiaries. Except as set forth on Schedule 5.2, Pittencrieff does not own, directly or indirectly, any shares of capital stock or other equity interest in any corporation, partnership, association or other entity or business enterprise. Each of the Pittencrieff Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation, has the corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties where such business is now conducted and such properties are now owned, leased or operated, and is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the property owned or leased by it make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties or assets of Pittencrieff and the Pittencrieff Subsidiaries, taken as a whole.

5.3. Capitalization. The authorized capital stock of Pittencrieff consists of the number of shares of Pittencrieff Common Stock and other classes of stock set forth on Schedule
5.3. Schedule 5.3 also lists the total number of shares of capital stock of Pittencrieff which are issued and outstanding on the date hereof. All of the shares of stock of Pittencrieff that are issued and outstanding are duly authorized and are validly issued, fully paid and non-assessable and have been issued in compliance with federal and state securities laws. Except as set forth on Schedule 5.3, no shares of Pittencrieff's capital stock are held in its treasury. Except as set forth on Schedule 5.3:
(i) there are no agreements restricting the transfer of, or affecting the rights of any holder of, any shares of Pittencrieff's capital stock, (ii) there are no preemptive rights on the part of any holder of any class of securities of Pittencrieff, and (iii) there are no options, warrants, conversion or other rights, agreements or commitments obligating Pittencrieff to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been given.

5.4.  Authority for Agreement; No Violation.

(a)	Pittencrieff has all necessary power and authority
to execute and deliver this Agreement and to perform its obligations hereunder, and the board of directors of Pittencrieff has approved this Agreement and the Transaction.

(b)	This Agreement has been duly executed and
delivered by Pittencrieff and constitutes the valid and binding obligation of Pittencrieff and is enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law or by public policies applicable to securities laws.

(c)	Except as set forth on Schedule 5.4, the execution
and delivery of this Agreement and the consummation of the Transaction will not conflict with or result in any violation of or default under (i) any provision of the charter or by-laws of Pittencrieff, (ii) any statute, regulation, order or decree of any federal, state, governmental body or regulatory authority or any license or permit applicable to Pittencrieff, or (iii) any mortgage, indenture, note, lease, agreement, instrument or other obligation to which Pittencrieff is a party. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or governmental authority, except for FCC approvals and other approvals listed on Schedule 5.4, is required in connection with the execution and delivery of this Agreement or the consummation of the Transaction and the Merger.

5.5. Absence of Changes. Since June 30, 1995, except as set forth on Schedule 5.5, the business of each of Pittencrieff and the Pittencrieff Subsidiaries has been carried on in the ordinary course in substantially the same manner as prior to that date, and neither of Pittencrieff nor any Pittencrieff
Subsidiary, as the case may be, has:

(a)	undergone any material adverse change in its
condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects;

(b)	declared, set aside, made or paid any dividend or
other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock;

(c)	issued or sold any shares of its capital stock of
any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

(d)	incurred any indebtedness for borrowed money or
issued or sold any debt securities;

(e)	mortgaged, pledged or subjected to any lien,
lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible;

(f)	acquired or disposed or any assets or properties
in any transaction with any officer, director, shareholder or employee of Pittencrieff or any Pittencrieff Subsidiary, or any relative by blood or marriage or any Affiliate or Associate as such terms are defined in Rule 405 promulgated under the Securities Act of any of them, or acquired or disposed of any assets or properties, or entered into any commitment to do so;

(g)	forgiven or cancelled any debts or claims, or
waived any rights, except in the ordinary course of business;

(h)	entered into any material transaction, other than
in the ordinary course of business;

(i)	suffered any material defects or unresolved
technical problems or difficulties with the operation of any of the SMR systems operated by any of them;

(j)	granted to any officer or salaried employee any
increase in compensation in any form (including any increase in value of any benefits) in excess of the amount thereof in effect as of June 30, 1995, or any severance or termination pay, or entered into any employment agreement with any officer or salaried employee;

(k)	adopted or amended any bonus, profit sharing,
compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of employees;

(l)	suffered any damage, destruction or loss (whether
or not covered by insurance) that in any case, or in the aggregate, materially and adversely affects the condition (financial or otherwise), properties, assets, business or operations of Pittencrieff or the Pittencrieff Subsidiaries;

(m)	incurred any liability or obligation (whether
absolute, accrued, contingent or otherwise) material, in any case, or in the aggregate, to Pittencrieff or any Pittencrieff Subsidiary;

(n)	incurred or committed to incur any capital or
other expenditures in excess of $100,000;

(o)	hired any employee having an annual compensation
in excess of $50,000;

(p)	terminated or reassigned any officer having annual
compensation in excess of $50,000 or, other than officers who are retiring in the ordinary course, has become aware of the intention of any officer to terminate his employment;

(q)	discharged any material liability except in the
usual and ordinary course of business; or

(r)	paid or agreed to pay any bonus or fee to any
employee in connection with the Transaction.

5.6. Taxes. Except as set forth on Schedule 5.6, each of Pittencrieff and the Pittencrieff Subsidiaries makes the following representations:

(a)	Each of Pittencrieff and the Pittencrieff
Subsidiaries has filed all federal, state and local Tax
Returns that are required to have been filed by it and has paid or reserved for, in accordance with GAAP on the Pittencrieff Financial Statements (as hereinafter defined) through the date hereof, all Taxes that have become due pursuant thereto. Except as set forth on Schedule 5.6(a), neither Pittencrieff nor any Pittencrieff Subsidiary has received any notice of deficiency or assessment of additional Taxes or is a party to any action or proceeding by any Taxing Authority for assessment or collection of Taxes.

(b)	Nexus.  All foreign, state and local jurisdictions
where Pittencrieff and each Pittencrieff Subsidiary has filed Tax Returns are set forth in Schedule 5.6(b). No claim has ever been made by any Taxing Authority in any jurisdiction not set forth on Schedule 5.6(b) that Pittencrieff or a Pittencrieff Subsidiary is or may be subject to taxation by such jurisdiction.

(c)	No Accounting Method Changes.  Neither
Pittencrieff nor any Pittencrieff Subsidiary will be required, as a result of a change in a method of accounting for Taxes for any pre-Closing Tax period, to include any adjustment under Section 481(c) of the Code in taxable income for any post-Closing period.

(d)	No Section 341 Election.  Neither Pittencrieff nor
any Pittencrieff Subsidiary has, with regard to any assets held, acquired, or to be acquired by it, filed a consent to the application of Section 341(f)(2) of the Code to such property or assets.

(e)	Parachute Payments.  Neither Pittencrieff nor any
Pittencrieff Subsidiary is a party to any agreement, contract or other arrangement that would result, separately or in the aggregate, in Pittencrieff or any Pittencrieff
Subsidiary being required to pay any "excess parachute payments" within the meaning of Section 280G of the Code.

5.7. Properties. Except as set forth on Schedule 5.7, neither Pittencrieff nor any Pittencrieff Subsidiary owns or leases or has any interest in any real property. Except as set forth in Schedule 5.7 or in the Pittencrieff Financial Statements, each of Pittencrieff and the Pittencrieff Subsidiaries has good and marketable title to all real and tangible personal property reflected in the June 30, 1995 balance sheet included in the Pittencrieff Financial Statements, (except to the extent disposed of since such date in the ordinary course of business), and valid leasehold interests in all real properties leased by any of them, in each case free and clear of all mortgages, liens, encumbrances, easements or security interests except (a) liens for current taxes not due and payable,
(b) liens, encumbrances, easements and security interests that do not materially detract from the value or interfere with the use by each of Pittencrieff and the Pittencrieff Subsidiaries of the properties affected thereby, (c) liens existing on June 30, 1995 and security interests reflected on the June 30, 1995 balance sheet included in the Pittencrieff Financial Statements, and (d) purchase money security interests not exceeding $75,000 in the aggregate incurred in the ordinary course of business after June 30, 1995.

5.8. Material Contracts. Schedule 5.8 contains a list of all material agreements, contracts and commitments, written or oral, to which Pittencrieff or any Pittencrieff Subsidiary is a party or by which any of the assets or properties of Pittencrieff or any Pittencrieff Subsidiary is bound as of the date hereof, including the following:

(a)	acquisition, merger, option or purchase agreements
for the purchase of any assets, including any licenses for SMR channels or frequencies or stock of any business or entity;

(b)	agreements for the management of any FCC licenses
or frequencies;

(c)	notes, loans, credit agreements, mortgages,
indentures, security agreements and other agreements and instruments relating to the borrowing of money by or extension of credit to Pittencrieff or any Pittencrieff
Subsidiary;

(d)	employment and consulting agreements that
individually involve annual compensation in excess of $50,000;

(e)	bonus, profit sharing, compensation, stock option,
pension, retirement, deferred compensation or other plans, agreements, trusts, funds or arrangements for the benefit of employees;

(f)	licenses of patent, trademark and other
intellectual property rights;

(g)	bonding agreements; and

(h)	agreements or commitments for capital expenditures
in excess of $100,000 for any single project.

Pittencrieff has delivered to AMI complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements, listed on Schedule 5.8. Such agreements, contracts and commitments are in full force and effect and, except as disclosed on Schedule 5.8, all parties to such agreements, contracts and commitments have in all material respects performed all obligations required to be performed by them as of the date hereof and are not in default thereunder. No agreement, contract or commitment to which Pittencrieff or any Pittencrieff Subsidiary is a party or by which it or its property is bound would have a material adverse effect on the business or operations of Pittencrieff and the Pittencrieff Subsidiaries.

5.9.  Assets of Pittencrieff and Pittencrieff Subsidiaries.
After giving effect to the acquisitions set forth on Schedule 5.9, taken together, Pittencrieff and the Pittencrieff Subsidiaries own or have adequate right to use pursuant to a management agreement, lease or otherwise all FCC and other licenses, properties and other assets necessary for the operation and ownership of the SMR systems operated by them, or to be operated by them.

5.10.  Employee Benefit Matters.

(a)	Set forth in Schedule 5.10 is a true, complete and
correct list of all "employee benefit plans" as defined in
Section 3(3) of ERISA and all other employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, severance, group insurance and other employee benefit plans, arrangements, agreements and practices which relate to employee benefits which are currently maintained or contributed to by Pittencrieff or the Pittencrieff Subsidiaries, or to which Pittencrieff or the Pittencrieff Subsidiaries currently are obligated to contribute, relating to present or former employees, directors, officers, stockholders or consultants of Pittencrieff or the Pittencrieff Subsidiaries (collectively, the "Pittencrieff Employee Plans"). Except as set forth on Schedule 5.10, to the knowledge of Pittencrieff, there are no material liabilities, including fines or penalties, with respect to any plans, arrangements or practices of the type described in the preceding sentence previously maintained or contributed to by Pittencrieff or the Pittencrieff Subsidiaries, or to which Pittencrieff or the Pittencrieff Subsidiaries previously had an obligation to contribute.

(b)	Pittencrieff previously has delivered to AMI
complete and correct copies of each of the Pittencrieff
Employee Plans, including all amendments thereto, and any other documents or other instruments relating thereto reasonably requested by AMI.

(c)	All the Pittencrieff Employee Plans are being, and
have been, maintained, operated and administered in all material respects in accordance with their respective terms and in compliance with all applicable laws.

(d)	Except as provided on Schedule 5.10(d), neither
Pittencrieff nor the Pittencrieff Subsidiaries have, within the past six years, had an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the minimum funding standards of
Section 302 of ERISA or Section 412 of the Code, or a "multiemployer plan" as defined in Section 3(37) of ERISA or
Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code. None of the Pittencrieff Employee Plans are funded through a "welfare benefit fund" as defined in
Section 419(e) of the Code. Except as set forth on Schedule 5.10(d), no other trade or business is, or, at any time within the past six years, has been treated, together with Pittencrieff and the Pittencrieff Subsidiaries, as a single employer under Section 414 of the Code or Section 4001 of ERISA. The consummation of the Transaction will not constitute a "reportable event" under Section 4043 of ERISA or result in a "withdrawal" from a multiemployer plan under
Section 4203 or 4205 of ERISA.

(e)	Each Pittencrieff Employee Plan intended to be
qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, or if not so qualified each such plan may still be amended within the remedial amendment period to cure any qualification defect to the extent permitted by applicable law, and each trust created thereunder which is intended to be exempt from federal income tax under the provisions of Section 501(a) of the Code has been determined by the IRS to be so exempt and no fact or event has occurred since the date of such determination by the IRS to adversely effect the qualified status of any Pittencrieff Employee Plan or the exempt status of any such trust.

(f)	There have been no prohibited transactions or
breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Pittencrieff Employee Plans that could result in Pittencrieff or any Pittencrieff Subsidiary becoming liable directly or indirectly (by indemnification or otherwise) for any material excise tax, penalty or other liability under ERISA or the Code.

(g)	Except as set forth on Schedule 5.10(g), there are
no actions or claims pending or, to the knowledge of Pittencrieff, threatened, with respect to any Pittencrieff Employee Plan (other than routine claims for benefits), and there are no investigations or audits of any Pittencrieff Employee Plan by any governmental authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of Pittencrieff or any Pittencrieff Subsidiary that has not been fully discharged.

(h)	All (i) insurance premiums required to be paid
with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers or payments required to be made to, any Pittencrieff Employee Plan have been made on or before their due date. With respect to any insurance policy providing funding for benefits under any Pittencrieff Employee Plan, (x) there is no material liability of Pittencrieff or any Pittencrieff Subsidiary in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (y) to the knowledge of Pittencrieff, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any insurer are imminent.

(i)	Schedule 5.10(i) contains a separate
identification of each Pittencrieff Employee Plan that provides benefits, including, without limitation, death or medical benefits, beyond termination of employment or retirement other than (i) coverage mandated by law, (ii) death or retirement benefits under any qualified
Pittencrieff Employee Plan, (iii) deferred compensation benefits fully reflected on the balance sheet included in the Pittencrieff Financial Statements at June 30, 1995 or
(iv) benefits, the full cost of which are borne by the employee (or the employee's beneficiary) (the "Post-
Employment Benefits"); such balance sheet accurately reflects the liabilities relating to the Post-Employment
Benefits.

(j)	Except as set forth on Schedule 5.10(j), the
execution, delivery and performance of this Agreement will not, solely in and of itself and without regard to any subsequent events, (i) constitute an event under any Pittencrieff Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from Pittencrieff or the Pittencrieff Subsidiaries to any present or former officer, employee, director, stockholder or consultant (or dependents of any thereof), or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any present or former officer, employee, director, stockholder or consultant of Pittencrieff or any Pittencrieff Subsidiary.

(k)	Except as set forth on Schedule 5.10(k), neither
Pittencrieff nor any Pittencrieff Subsidiary has agreed or committed to make any amendments to any of the Pittencrieff
Employee Plans not already embodied in the documents comprising the Pittencrieff Employee Plans, other than any amendments required by law.

(l)	Pittencrieff and each Pittencrieff Subsidiary has
complied in all material respects with the provisions of COBRA with respect to any "group health plan" as defined in
Section 5000(b)(i) of the Code maintained by any of them.

5.11. Site Rental Agreements. Schedule 5.11 hereto sets forth a list of all Site Rental Agreements relating to the SMR systems operated by Pittencrieff and the Pittencrieff Subsidiaries; such Site Rental Agreements constitute all of the leases necessary for Pittencrieff and the Pittencrieff Subsidiaries to operate the SMR systems as now operated by them or as proposed to be operated.

5.12.  Insurance.  Pittencrieff and each Pittencrieff
Subsidiary maintain insurance covering such risks and in such amounts as set forth in Schedule 5.12.

5.13. Litigation. Except as disclosed on Schedule 5.13, there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the knowledge of Pittencrieff, threatened, that might result in any material adverse change in the condition (financial or otherwise), properties, assets, business or operations of Pittencrieff or the Pittencrieff Subsidiaries that arise out of or in connection with the conduct or operation of the SMR systems operated by them or that question the validity of this Agreement or of any action to be taken pursuant to or in connection with the provisions of this Agreement. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against Pittencrieff or any Pittencrieff Subsidiary relating to any SMR systems operated by them or any of their assets or properties related to or used in connection with the SMR systems operated by them.

5.14.  FCC Regulatory Matters.

(a)	Definitions:  For purposes of this Section 5.14, the
following terms shall have the indicated meanings:

"FCC License" shall mean any paging, mobile telephone, microwave, commercial mobile radio, private carrier, SMR or other license, permit, consent, certificate of compliance, franchise, approval or authorization granted or issued by the FCC, including, without limitation, any of the foregoing authorizing the acquisition, construction or operation of an SMR System, radio paging system or other radio communications system.

"Pittencrieff Management Agreement" shall mean any management or other agreement (other than a loading, reseller or agent's agreement) pursuant to which Pittencrieff or any Pittencrieff Subsidiary agrees to manage or to perform other services (other than loading) with respect to SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses or the right to purchase such SMR Licenses, or any loading agreement pursuant to which Pittencrieff or any Pittencrieff Subsidiary is loading SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses or the right to purchase such SMR Licenses.

"SMR License" shall mean an FCC License authorizing the construction, ownership and operation of an SMR system in the 800 or 900 MHz band issued pursuant to 47 CFR Part 90 of the Rules and Regulations of the FCC.

"SMR System" shall mean an SMR system licensed under 47
CFR Part 90 of the Rules and Regulations of the FCC or any successor section.

"SMR Units" shall mean the number of mobile and control stations (within the meaning of 47 CFR Part 90 of the Rules and Regulations of the FCC) subscribing to SMR Systems licensed to or managed by Pittencrieff or any Pittencrieff Subsidiary, excluding, however, any such units which are subject to a Third-Party Management Agreement if the respective third party has a right to purchase the SMR Licenses which are subject to such Third-Party Management Agreement.

"Third-Party Management Agreement" shall mean any management or other agreement (other than a loading agreement) pursuant to which a person (other than Pittencrieff or any Pittencrieff Subsidiary) is managing SMR Licenses held by Pittencrieff or any Pittencrieff Subsidiary, or any loading agreement pursuant to which a person (other than Pittencrieff or any Pittencrieff Subsidiary) is loading SMR Licenses held by Pittencrieff or any Pittencrieff Subsidiary in exchange for the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses or the right to purchase such SMR Licenses.

(b)	License Information.  Schedule 5.14 (the "Pittencrieff
FCC Schedule") sets forth, as of the date hereof, a correct and complete list of the following information for each SMR License and other FCC License issued to or operated by Pittencrieff or any Pittencrieff Subsidiary:

(i)	for all FCC Licenses (including all SMR Licenses),
the name of the licensee, the name of the seller(s), the call sign, the transmitter location (by site coordinates and city), the type of service (e.g., paging, SMR, etc.), the frequency or frequencies authorized, the license renewal date and operating entity;

(ii)	in the case of SMR Licenses, the number of
channels (including conventional channels) authorized, the number of channels, whether the SMR License is for a conventional or trunked SMR System and whether the SMR License is managed by Pittencrieff or any Pittencrieff Subsidiary pursuant to a Pittencrieff Management Agreement or by any other persons pursuant to a Third-Party Management Agreement;

(iii)	each holder of any such FCC License that is
neither wholly owned by Pittencrieff or a Pittencrieff Subsidiary nor owned entirely by unaffiliated persons and managed by Pittencrieff or a Pittencrieff Subsidiary; and

(iv)	for all FCC Licenses (including SMR Licenses),
whether such FCC Licenses are subject to rights of first refusal, options and other such rights or obligations in existence as of the date hereof, including, without limitation, entitlements to acquire additional ownership interests, which may affect the ownership interests of Pittencrieff or any Pittencrieff Subsidiary.

(c)	Condition of Systems.  All of the properties, equipment
and systems of Pittencrieff and the Pittencrieff Subsidiaries are, and to the knowledge of Pittencrieff, all thereof to be acquired or added in connection with any contemplated System expansion or construction prior to the Closing will be, in good repair, working order and condition and are and except as set forth in the Pittencrieff FCC Schedule will be in material compliance with all standards or rules imposed by any governmental agency or authority (including, without limitation, the FCC and (if applicable), any public utilities commission or other state or local governments or instrumentalities) or as imposed under any agreements with customers.

(d)	Fees; License Compliance.  Pittencrieff and the
Pittencrieff Subsidiaries have paid all franchise, license or other fees and charges which have become due in respect of its business and have made appropriate provision as is required by GAAP for any such fees and charges which have accrued. Except as set forth in the Pittencrieff FCC Schedule, Pittencrieff and the Pittencrieff Subsidiaries have duly secured, as of the date hereof, all necessary permits, licenses, consents and authorizations from, and has filed all required registrations, applications, reports and other documents with, the FCC, and, if applicable, any public utilities commission and other entity exercising jurisdiction over the SMR businesses, radio paging businesses and other radio communications businesses of Pittencrieff and the Pittencrieff Subsidiaries or the construction or delivery of Systems therefor, as such businesses are currently conducted. Except as set forth on the Pittencrieff FCC Schedule, Pittencrieff and the Pittencrieff Subsidiaries hold the FCC Licenses specified on the Pittencrieff FCC Schedule and, except as set forth on such Schedule or disclosed in writing by Pittencrieff to AMI prior to the date hereof, all such FCC Licenses are valid and in full force and effect without conditions except for such conditions as are stated on the FCC License or as are generally applicable to holders of FCC Licenses, and all channels represented by SMR Licenses are fully constructed. Except as set forth on the Pittencrieff FCC Schedule, to the knowledge of Pittencrieff, no event has occurred and is continuing which could (i) result in the revocation, termination or adverse modification of any FCC License listed on such Schedule or (ii) adversely affect any rights of Pittencrieff or any Pittencrieff Subsidiary thereunder; except as set forth on such Schedule, Pittencrieff and the Pittencrieff Subsidiaries have no reason to believe and have no knowledge that the SMR Licenses specified on such Schedule will not be renewed in the ordinary course; and Pittencrieff and the Pittencrieff Subsidiaries have sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, construction of all its respective SMR Systems, radio paging and other radio communications systems listed on the FCC Schedule in compliance with all applicable technical standards and construction requirements and deadlines, except as disclosed in writing by Pittencrieff to AMI prior to the date hereof. Except as set forth in the Pittencrieff
FCC Schedule, the current ownership and operation by Pittencrieff and the Pittencrieff Subsidiaries of such SMR Systems, radio paging and other radio communications systems comply with the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC.

(e)	Management Agreements.  Set forth in the Pittencrieff
FCC Schedule is a complete and correct list of all Pittencrieff Management Agreements and Third-Party Management Agreements to which Pittencrieff or any Pittencrieff Subsidiary is a party that correctly identifies the manager under each such Agreement and the holder of the SMR Licenses which are the subject of such Agreements, the transmitter locations (by address), and number of channels covered by such SMR Licenses, the term of such Agreements, any options or calls (and the respective option or call prices) in favor of any party to such Agreements to purchase or sell any interest in such SMR Licenses and the respective fees or revenues payable or receivable under any such Agreements. To the knowledge of Pittencrieff, the terms of all such Pittencrieff Management Agreements and Third-Party Management Agreements and the operation of each SMR System pursuant thereto comply with the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC. Other than those channels identified as subject to Third-Party Management Agreements on the Pittencrieff FCC Schedule and except as set forth on the Pittencrieff FCC Schedule, none of the channels licensed to Pittencrieff or any Pittencrieff Subsidiary will be subject to a Third Party Management Agreement as of the Closing.

(f)	Wide Area Frequency Application. Pittencrieff has
delivered to AMI a true and correct copy of each Request for Rule Waiver or Extended Implementation and related Wide Area Specialized Mobile Radio application, as filed with the FCC, and all supplemental or related materials filed in connection therewith by or on behalf of Pittencrieff or a Pittencrieff Subsidiary, all materials submitted to the FCC or to Pittencrieff in connection therewith by any third party, and any written communications issued by the FCC or any FCC staff member in response to, or otherwise in connection with, any of the foregoing.

5.15.  Brokers, Finders, etc.  Except as set forth on
Schedule 5.15, all negotiations relating to this Agreement and the Transaction have been carried on without the intervention of any person acting on behalf of Pittencrieff in such manner as to give rise to any valid claim against Pittencrieff for any brokerage or finder's commission, fee or similar compensation for bringing the Parties together or bringing about the Transaction.

5.16. Compensation. Pittencrieff has delivered to AMI a true and complete list of all of its employees and those of the Pittencrieff Subsidiaries which list states the rate of compensation, the positions held by the employees listed and the duration of their employment.

5.17. Environmental and Other Matters. Pittencrieff and each Pittencrieff Subsidiary and the business operations of each of them are not in violation of, or delinquent in respect to, any material decree, order or arbitration award of law, statute, or regulation of or agreement with, or any material license or permit from, any federal, state or local governmental authority including, without limitation, laws, statutes and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination or Environmental Laws. All notices and complaints that Pittencrieff or any Pittencrieff Subsidiary has received in the last three (3) years of any violation of a type referred to in any portion of this Section
5.17 are set forth in Schedule 5.17. Neither Pittencrieff nor any Pittencrieff Subsidiary has received notice of any violation of a type referred to in any portion of this Section 5.17 that has not been corrected. Copies of Pittencrieff's and each Pittencrieff Subsidiary's last inspection reports from each applicable authority with respect to any law described in any portion of this Section 5.17 and relating to the properties, assets, personnel or business activities of the business of Pittencrieff and each Pittencrieff Subsidiary are attached to
Schedule 5.17. Schedule 5.17 sets forth a complete list of all above-ground and underground storage tanks, vessels, and related equipment and containers that are subject to federal, state or local laws, statutes, rules or regulations, and sets forth their present contents, what the contents have been at any time in the past, and what program of remediation, if any, is contemplated with respect thereto.

5.18. SEC Reports. Pittencrieff has filed with the Securities and Exchange Commission ("SEC") all proxy statements, reports and other documents required to be filed by it under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (including any interim reports required to be filed), and Pittencrieff has furnished to AMI copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, its quarterly report on Form 10-Q for the quarter ended June 30, 1995, and all final proxy statements and reports filed by Pittencrieff under the Exchange Act since June 30, 1993, each as filed (collectively, the "SEC Reports"). Each SEC Report was in compliance in all material respects with the requirements of its respective form, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Reports (the "Pittencrieff Financial Statements") are true and correct and fairly present the financial position of Pittencrieff and the Pittencrieff Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in financial position or other information included therein for the periods or as of the dates thereof in each case in accordance with GAAP, and in each case in accordance with past practice during the periods involved (except as otherwise stated therein and except for normal recurring adjustments for interim periods, and that the unaudited Financial Statements do not have complete footnotes). Except and to the extent reflected or reserved against in the Pittencrieff Financial Statements, neither Pittencrieff nor any Pittencrieff Subsidiary has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, for the periods covered thereby. Pittencrieff does not know or have reasonable grounds to know of any basis for the assertion against Pittencrieff or any Pittencrieff Subsidiary of any claim or liability of any nature or in any amount not fully reflected or reserved against in the Pittencrieff Financial Statements for the periods provided, whether or not previously disclosed to AMI.

5.19. Disclosure. This Agreement, including exhibits and schedules hereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein in the context in which they were made not misleading.

5A. Representations and Warranties Regarding New PCI. New PCI represents and warrants to the Sellers as follows:

5A.1. Entity Status. New PCI is a corporation duly organized validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to carry on its business as and where now conducted, and to own or lease and to operate its properties and assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it. New PCI is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business, operations or financial condition. New PCI has delivered to AMI complete and correct copies of its charter and by-laws, as amended and in effect on the date hereof.

5A.2.  Capitalization.  The authorized capital stock of New
PCI consists of the number of shares of New PCI Common Stock set forth in Schedule 5A.2. Schedule 5A.2 also lists the total number of shares of capital stock of New PCI which are issued and outstanding on the date hereof. All of the shares of New PCI that are issued and outstanding are duly authorized and are validly issued, fully paid and nonassessable and have been issued in compliance with federal and state securities laws. Except as set forth in Schedule 5A.2, there are (i) no shares of New PCI's capital stock held in its treasury, (ii) no agreements restricting the transfer of, or affecting the rights of any holder of, any shares of New PCI's capital stock, (iii) except those granted to the Sellers hereunder no preemptive rights on the part of any holder of any class of securities of New PCI, and
(iv) no options, warrants, conversion or other rights, agreements or commitments obligating New PCI to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been given. The Transaction Consideration and the New PCI Common Stock to be issued in the Merger will be duly authorized, fully paid and nonassessable and issued in compliance with federal and state securities laws.

5A.3.  Authority for Agreement; No Violation.

(a)	New PCI has all necessary power and authority to
execute and deliver this Agreement and to perform its obligations hereunder and the board of directors of New PCI has approved this Agreement and the Transaction.

(b)	This Agreement has been duly executed and delivered by
New PCI and constitutes the valid and binding obligation of New PCI and is enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law.

(c)	Except as set forth on Schedule 5A.3, the execution and
delivery of this Agreement and the consummation of the Transaction will not conflict with or result in any violations of or default under (i) any provision of the charter or by-laws of New PCI, (ii) any statute, regulations, order or decree of any federal, state, governmental body or regulatory authority or any license or permit applicable to New PCI, or (iii) any mortgage, indenture, note, lease, agreement, instrument or other obligation to which New PCI is a party. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or governmental authority, except for FCC approvals and other approvals listed on Schedule 5A.3, is required in connection with the execution and delivery of this Agreement or the consummation of the Transaction and the Merger.

6.  FCC Approval.

(a)	New PCI, Pittencrieff, the Selling Stockholders,
the System Sellers, the Partnerships and the Corporations will use their best efforts to join in and submit as promptly as possible after the date hereof one or more applications (the "Applications") to the FCC requesting the FCC's written consent to the change in control or the transfer, as the case may be, of the FCC licenses to New PCI and, if required, to the change of control relating to the Merger.

(b)	Except as otherwise provided herein, each Party
shall bear its own expenses in connection with the preparation and prosecution of the Applications. The Selling Stockholders, System Sellers, Partnerships and Corporations shall bear the cost of publishing any required local public notices in connection with the Applications. Pittencrieff, on the one hand, and the Selling Stockholders and the System Sellers, on the other, shall equally share in any application, consent or other fees charged by the FCC in connection with the Applications.

7.  Covenant of Sellers.

7.1. Preparation for Closing. The Selling Stockholders and the System Sellers agree to use their best efforts to bring about the fulfillment of the conditions precedent to Closing contained in this Agreement (both those relating to them and to Pittencrieff).

7.2. Conduct of Business. From the date hereof to the Closing, except as expressly provided for or contemplated by this Agreement, or as otherwise consented to by Pittencrieff in writing, each of the Selling Stockholders and the System Sellers will cause each Corporation and Partnership to:

(a)	conduct its business in the ordinary course in
substantially the same manner as heretofore conducted and, to the extent consistent with prudent management of its business, use reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its FCC licenses and its relationships with customers, suppliers and others having business dealings with them;

(b)	except as otherwise provided in Section 8.13,
maintain all of the structures, equipment and other tangible personal property used in its business in good repair, order and condition in all material respects except for depletion, depreciation, ordinary wear and tear and damage by unavoidable casualty;

(c)	keep in full force and effect insurance comparable
in amount and scope of coverage to insurance now carried in respect of the Systems operated by it;

(d)	perform in all material respects all of its
obligations under agreements, contracts and instruments relating to or affecting the Systems operated by it;

(e)	maintain the books of account and records of the
Systems operated by it in the usual, regular and ordinary manner;

(f)	comply in all material respects with all statutes,
laws, ordinances, rules and regulations applicable to the Systems operated by it;

(g)	Except as provided in Section 7.4, not merge or
consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof; and

(h)	not take, or permit to be taken, any action which
is represented and warranted in Sections 3.7 and 4.4 not to have been taken since June 30, 1995, except as provided in Sections 7.4. and 8.14.

7.3. Delivery of Channels. Each System Seller will use its best efforts to deliver at Closing, and each Selling Stockholder will use its best efforts to cause the Partnerships and Corporations to deliver at Closing, all granted and pending channels that are identified on the Seller FCC Schedule and the System Seller FCC Schedule.

7.4. Acquisition of Licenses. Each System Seller shall exercise, and/or use its best efforts to complete, as the case may be, and each of the Selling Stockholders shall cause each Corporation and Partnership to so exercise, and/or complete, all options or transactions to which it (or a Corporation or Partnership) is a party to acquire the FCC licenses and related assets included on the Seller FCC Schedule and the System Seller FCC Schedule, including the payment of any purchase price therefor.

7.5.  SEC Registration.  The Sellers shall furnish to
Pittencrieff such information about the Sellers, the Corporations and Partnerships, as applicable, as may be necessary to enable
Pittencrieff to prepare and file with the SEC the Registration
Statement described in Section 8.3 for New PCI.

7.6. Antitrust Filing. AMI shall promptly file all documents and other information required to be filed pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the
"HSR Act") and the rules and regulations promulgated thereunder.

7.7. Access and Information. The Selling Stockholders and System Sellers shall provide to Pittencrieff and each of its officers, employees, accountants, counsel and other authorized representatives reasonable access throughout the period prior to the Closing to the Sellers, the Partnerships' and the Corporations' properties, books and records, and shall each use their respective best efforts to furnish to Pittencrieff such additional financial and operating data and other information as any may from time to time reasonably be requested by Pittencrieff. Without limiting the generality of the foregoing, the Selling Stockholders and System Sellers shall provide Pittencrieff's accountants with sufficient access and information to permit any audit of the Sellers prior to Closing.

7.8.  Lock-Up Provisions.  Except as set forth in Schedule
7.8, the Sellers agree that they shall not, without the prior written consent of New PCI, sell, transfer, grant an option with respect to or otherwise dispose of (i) any of the Transaction Consideration during the twelve-month period after the Closing;
(ii) more than an aggregate of ten percent of the Transaction Consideration during the period between twelve and eighteen months after the Closing; and (iii) more than an aggregate of twenty-five percent of the Transaction Consideration during the period between eighteen and twenty-four months after the Closing. Notwithstanding the foregoing, the provisions of this Section 7.8 shall not prohibit AMI from transferring all or any portion of the Transaction Consideration received by it to FMR Corp. or to any direct or indirect subsidiary of FMR Corp.
7.9. Non-Competition. The Selling Stockholders and System Sellers agree for themselves and their respective affiliates that for a period of two years after the Closing, the Selling Stockholders and System Sellers (and their respective affiliates) shall not engage in, or have a direct ownership interest in a third party that engages in, or become employed by, or serve as an officer or director of, any entity that is engaged in, the ownership, operation or management of 800 MHz or 900 MHz SMR systems (a "Competitive Business") in the State of Texas in the counties in which SMR systems listed in the Seller FCC Schedule, the System Seller FCC Schedule and the Pittencrieff FCC Schedule are located; provided, however, that (a) such restriction shall not prohibit any affiliate of AMI from making investments in a Competitive Business in the ordinary course in connection with its mutual fund, brokerage and investment management businesses; and (b) any Selling Stockholder or System Seller may become employed by or act as a consultant or agent for Pittencrieff; and
(c) the foregoing shall not apply to the sales and servicing of equipment necessary to utilize SMR systems except in Dallas, Harris, Orange, Montgomery, Tarrant and Collin counties; and (d) AMI may acquire and hold the equity securities of NEXTEL Communications, Inc., including its predecessor in interest, OneComm Corporation, and Dial Page, Inc. that were owned by AMI on July 14, 1995.

7.10. Public Announcements. The Sellers, the Corporations and the Partnerships will not, at any time, without the prior written consent of Pittencrieff, make any announcement, issue any press release or make any statement to any third party (which announcement, press release or statement is with respect to any of the specific matters discussed or agreed among the parties).

7.11. No Solicitation by the Sellers, Partnerships and Corporations. The Selling Stockholders and System Sellers undertake and agree that between the date hereof and the Closing or, if earlier, the termination of this Agreement, none of them nor their respective officers, directors, partners, representatives and agents will indirectly or directly solicit, encourage or initiate the submission of proposals or offers from, or provide any confidential information to, or participate in discussions or negotiations or enter into any agreement or understanding with, any corporation, partnership, person or other entity or group concerning the sale of shares of capital stock or any merger, combination, sale of assets, or similar transactions with respect to any of them. AMI will promptly notify Pittencrieff if it or any of the other Sellers receive any proposals, offers or invitations to discuss any of the foregoing.

7.12. Further Assurances. At any time and from time to time after the Closing, at the request of New PCI and without further consideration, except as stated below, the Sellers, Partnerships and the Corporations will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as New PCI may reasonably determine is necessary to transfer, convey and assign to New PCI, and to confirm New PCI's title to or interest in the Purchased Systems, the Subject Stock and the Bayou Note, to put New PCI in actual possession and operating control of the Partnerships, the Corporations, the Systems and the FCC licenses, management agreements and options relating to such FCC licenses and to assist New PCI in exercising all rights with respect thereto.

8.  Covenants of Pittencrieff.

8.1. Preparation for Closing. Pittencrieff agrees to use its best efforts to bring about the fulfillment of the conditions precedent to Closing contained in this Agreement (both those relating to it and to the Sellers).

8.2. Conduct of Business. From the date hereof to the Closing, except as expressly provided for or contemplated by this Agreement, or as otherwise consented to by AMI in writing, Pittencrieff will, and will cause each Pittencrieff Subsidiary to:

(a)	conduct its business in the ordinary course in
substantially the same manner as heretofore conducted and, to the extent consistent with prudent management of its business, use reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its FCC licenses and its relationships with customers, suppliers and others having business dealings with them;

(b)	maintain all of the structures, equipment and
other tangible personal property used in its business in good repair, order and condition in all material respects except for depletion, depreciation, ordinary wear and tear and damage by unavoidable casualty;

(c)	keep in full force and effect insurance comparable
in amount and scope of coverage to insurance now carried in respect of its business;

(d)	perform in all material respects all of its
obligations under agreements, contracts and instruments relating to or affecting its business;

(e)	maintain the books of account and records of its
business in the usual, regular and ordinary manner;

(f)	comply in all material respects with all statutes,
laws, ordinances, rules and regulations applicable to its business;

(g)	except as provided in Section 8.8, not merge or
consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof; and

(h)	not take, or permit to be taken, any action which
is represented and warranted in Section 5.5 not to have been taken since June 30, 1995, except as set forth on Schedule
5.5 or as provided in Section 8.8; provided, however, that without the consent of AMI, Pittencrieff may (i) incur long-term (i.e. in excess of one year) indebtedness not to exceed $2,000,000 in the aggregate; and (ii) issue shares of Pittencrieff Common Stock in connection with (w) Pittencrieff's existing stock option plans; (x) the exercise of warrants issued to the Toronto Dominion Bank and Kansallis-Osake-Pankki as of the date hereof in connection with the $10,000,000 bridge financing obtained by Pittencrieff in September, 1994 (the "Bridge Warrants"); (y) the exercise of warrants issued to Susquehanna Financial Group, Inc. as of the date hereof in connection with the provision of financial advisory services (the "Susquehanna Warrants"); and (z) Pittencrieff's purchase and sale agreement dated April 21, 1995 with Susquehanna Financial Group, Inc.

8.3. Registration Statement. Pittencrieff shall prepare and file with the SEC as soon as reasonably practicable after the date hereof a Registration Statement comprising a preliminary proxy and prospectus with respect to the Transaction and the Merger, and shall use its best efforts to have such proxy statement and prospectus cleared or declared effective, as the case may be, by the SEC, and Pittencrieff shall cause the proxy statement and prospectus to be mailed to the shareholders of Pittencrieff as soon as practicable thereafter. The information contained in the proxy statement and prospectus with respect to Pittencrieff and the Pittencrieff Subsidiaries will not, as of the date of the proxy statement and prospectus, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If required under the federal securities laws, Pittencrieff shall prepare supplements or amendments to the proxy statement and prospectus which correct any misstatement or omission, and shall cause the same to be filed with the SEC, cleared or declared effective by the SEC to the extent required thereby, and distributed to shareholders of Pittencrieff.

8.4. Nasdaq Listing. Pittencrieff shall use its best efforts to list (subject to notice of issuance) on the National
Market System of the Nasdaq Stock Market (the "Nasdaq National
Market") the Transaction Consideration and the New PCI Common
Stock to be issued in the Merger.

8.5. Antitrust Filing. Pittencrieff shall promptly file all documents and other information required to be filed pursuant to the HSR Act and the rules and regulations promulgated thereunder.

8.6. Delivery of Channels. Pittencrieff will use its best efforts to deliver at Closing, and will cause each Pittencrieff
Subsidiary to use its best efforts to deliver at Closing, all granted and pending channels that are identified on the Pittencrieff FCC Schedule.

8.7. Acquisition of Licenses. Pittencrieff shall exercise and/or use its best efforts to complete, as the case may be, and shall cause each Pittencrieff Subsidiary to so exercise and/or complete, all options or transactions to which it is a party to acquire FCC licenses and related assets included on the Pittencrieff FCC Schedule, including the payment of any purchase price therefor.
8.8. Access and Information. Pittencrieff shall provide to AMI and each of its officers, employees, accountants, counsel and other authorized representatives reasonable access throughout the period prior to the Closing to Pittencrieff's and the Pittencrieff Subsidiaries, properties, books and records, and shall use its best efforts to cause its representatives to furnish to AMI such additional financial and operating data and other information as it may from time to time reasonably request. Without limiting the generality of the foregoing, Pittencrieff shall provide to AMI's accountants sufficient access and information to permit any audit of Pittencrieff prior to Closing.

8.9. Public Announcements. Except as may be required by applicable federal or state law, or regulations promulgated thereunder, or the rules or regulations of the Nasdaq Stock Market or any securities exchange upon which the Pittencrieff Common Stock is listed or traded or to which application has been made for listing or trading of the New PCI Common Stock, Pittencrieff will not, at any time, without the prior written consent of AMI, make any announcement, issue any press release or make any statement to any third party (which announcement, press release or statement is with respect to any of the specific matters discussed or agreed to among the parties).

8.10. No Solicitation by Pittencrieff. Pittencrieff undertakes and agrees that between the date of the execution of this Agreement and the Closing or, if earlier, termination of this Agreement, neither it nor its officers, directors, partners, representatives and agents will indirectly or directly solicit, encourage or initiate the submission of proposals or offers from, or provide any confidential information to, or participate in discussions or negotiations or enter into any agreement or understanding with, any corporation, partnership, person or other entity or group concerning the sale of shares of capital stock or any merger, combination, sale of assets, or similar transactions. Pittencrieff will promptly notify AMI if it receives any proposals, offers or invitations to discuss any of the foregoing.

8.11. Securities Laws Acknowledgment. Each of Pittencrieff and New PCI hereby acknowledges that the Sellers shall be entitled to all of their respective rights and remedies under the federal and state securities laws in connection with their acquisition of shares of New PCI Common Stock hereunder.

8.12. Bulk Transfers Laws. Pittencrieff and New PCI hereby waive compliance with the provisions of any bulk transfer laws applicable to the Transaction and each System Seller agrees to fully indemnify Pittencrieff and New PCI for any liabilities arising from such laws except with respect to liabilities being specifically assumed by New PCI pursuant to Section 2.3.

8.13. Disposition of Certain Assets. Pittencrieff acknowledges and agrees that notwithstanding any other provision of this Agreement to the contrary, prior to Closing each Selling Stockholder shall have the right to cause the Corporations and Partnerships, as applicable, to dispose of the assets described in Schedule 8.13, by way of a dividend.

8.14.  Certain Employees.  On or prior to the Closing,
Pittencrieff agrees to extend offers of employment to the then current employees of Advanced MobileComm of Texas, L.P. for comparable positions at comparable compensation as that of such employees at such time.

8.15. Registration Statement. After the Closing, New PCI shall promptly file with the SEC any required post-effective amendments to the Form S-4 Registration Statement contemplated by Sections 9.17 and 10.9, utilizing Form S-3 (or other appropriate and available form), to disclose the details of the Transaction, and shall maintain such Registration Statement current and effective as it relates to the resale of the Transaction Consideration.

9.  Conditions Precedent to New PCI's and Pittencrieff's
Obligations. The obligations of Pittencrieff and New PCI to consummate the Transaction shall be subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any of which may be waived by Pittencrieff:

9.1. Representations and Warranties; Certificate. The representations and warranties made by the Sellers, Partnerships and the Corporations in this Agreement shall be true and correct in all material respects on the Closing except as provided for herein. For purposes of this Section 9.1, materiality shall be determined by considering the Sellers, Partnerships and the Corporations and each of the representations and warranties made by them in the aggregate. Notwithstanding the foregoing, each of the representations and warranties contained in Section 3.16 and
4.13 shall be read for purpose of this Section 9.1 as if such representations and warranties were made only with respect to the SMR channels comprising the Sellers' Minimum Channel Obligation (as hereinafter defined). At Closing, the Sellers shall deliver a certificate to Pittencrieff and New PCI to such effect, as applicable.

9.2. Consents. To the extent required, all filings with and consents from (a) all federal, state and local governmental agencies required to consummate the Transaction and the Merger and (b) all parties to the contracts and agreements listed on Schedules 3.10, 4.7 and 5.8 shall have been completed or obtained.

9.3.  FCC Licenses.  Without limiting the generality of
Section 9.2, the FCC shall have granted final approval of (i) the change of control or the transfer, as the case may be, of FCC licenses required to enable the Sellers, Partnerships and Corporations to deliver the Sellers' Minimum Channel Obligation to New PCI, and (ii) the transfer of control relating to the Merger.

9.4. Transfer of Minimum Channels. Sellers shall have delivered, or caused the Partnerships and Corporations to deliver, to New PCI (i) 90% of the granted and qualified channels listed on the Seller FCC Schedule and the System Seller FCC Schedule and (ii) for each Metropolitan Statistical Area ("M.S.A.") listed on the Seller FCC Schedule and the System Seller FCC Schedule in which the Sellers, Partnerships or Corporations have at least 30 granted and qualified channels listed on the Seller FCC Schedule and the System Seller FCC Schedule, 90% of the number of the granted and qualified channels corresponding to such M.S.A. (collectively, the "Sellers' Minimum Channel Obligation"). For purposes of this Section 9.4 and for purposes of Section 10.4, a granted and qualified channel in order to satisfy Sellers' Minimum Channel Obligation and Pittencrieff's Minimum Channel Obligation shall be (w) a channel listed as Qualified on, if for Sellers, the Seller FCC Schedule or System Seller FCC Schedule or, if for Pittencrieff, the Pittencrieff FCC Schedule, (x) deliverable at Closing, constructed and in operation, or within its initial construction period, or unconstructed as part of a granted or pending ESMR license or application, (y) in compliance with all applicable FCC rules and regulations and (z) except as otherwise specifically agreed to by the Parties, not subject to any pending finder's preference action against the channel filed by a third party. Notwithstanding the foregoing, Sellers shall have the right to substitute for any granted and qualified channel listed as "Qualified" on the Seller FCC Schedule an "economically equivalent granted and qualified channel." For purposes of this section and Section 10.4, the term "economically equivalent granted and qualified channel" shall mean channels and FCC licenses for such channels (i) which service the same markets as the listed Qualified channels for which they are substituted; and
(ii) for which no delay in the Closing results from the substitution.

9.5. Pittencrieff Stockholder Approval. The holders of shares of Pittencrieff Common Stock entitled to vote thereon shall have duly approved this Agreement and the Merger, all in accordance with the requirements of Texas law and the Articles of Incorporation and bylaws of Pittencrieff.

9.6. New PCI Stockholder Approval. The holders of shares of New PCI Common Stock entitled to vote thereon shall have duly approved this Agreement and the Merger, all in accordance with the requirements of Delaware law and the certificate of incorporation and by-laws of New PCI.

9.7. Anti-Trust Matters. The waiting period (and any extension thereof) as prescribed by the regulations promulgated under the HSR Act with respect to the Transaction shall have expired or shall have been terminated.

9.8.  Resignation of the Corporations Directors and
Officers. All of the directors and officers of the Corporations shall have submitted their written resignations, effective on the date of Closing.

9.9.  Delivery of Stock Certificates and Other Documents.
The Selling Stockholders shall have delivered to New PCI stock certificates and executed stock powers conveying to New PCI all of the Subject Stock, free and clear of any pledge, lien or other encumbrance, the Assets Sellers shall have executed and delivered bills of sale conveying the Purchased Systems to New PCI, free and clear of any pledge, mortgage, lien or other encumbrance, and the Note Seller shall have delivered to New PCI the Bayou Note, free and clear of any pledge, lien or other encumbrance, together with an executed instrument of transfer.

9.10. Performance by the Sellers, the Partnerships and the Corporations; Certificate. The Sellers, the Partnerships and the Corporations shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them in all material respects prior to or at the Closing. For purposes of this Section 9.10, materiality shall be determined by considering the Sellers, Partnerships and the Corporations and each of the agreements and conditions applicable to any of them in the aggregate. At Closing, Sellers shall deliver a certificate to Pittencrieff and New PCI to such effect.

9.11. Opinions of Counsel for the Sellers, Partnerships and Corporations. Pittencrieff and New PCI shall have received favorable opinions addressed to it and dated as of the Closing of Sullivan & Worcester (which opinions may rely on opinions of local counsel where appropriate), counsel for the Sellers, Partnerships and Corporations, substantially in the form of
Exhibit 9.11(a) hereto and of Meyer, Faller, Weisman & Rosenberg, P.C., FCC counsel to the Sellers, substantially in the form of
Exhibit 9.11(b) hereto.

9.12. Tax Opinion. Pittencrieff shall have obtained an opinion of Gardere & Wynne, L.L.P., its counsel, as to the tax-free nature of the Merger to Pittencrieff and New PCI.

9.13. No Material Adverse Change; Certificate. During the period from May 3, 1995 to the date of Closing, there shall not have been any material adverse change in the financial condition of the Corporations' or Partnerships' Systems, taken as a whole, provided, however that neither (x) a change that relates to or affects the SMR industry generally nor (y) a diminution in net revenues of the Corporations, Partnerships or Purchased Systems taken as a whole, shall constitute a material adverse change unless it constitutes a decrease in excess of fifty percent in the annualized gross recurring revenues of the Corporations, Partnerships and the Purchased Systems, taken as a whole (the "AMI Gross Revenues"), for a period of three full calendar months during the period from the date hereof through Closing from the AMI Gross Revenues for the year ended December 31, 1994. At Closing the Sellers shall deliver a certificate to Pittencrieff and New PCI to such effect.

9.14. Absence of Litigation. No action or proceeding shall have been instituted or threatened at Closing before any court or governmental body or authority pertaining to the Transaction or the Merger, the result of which could prevent or make illegal the consummation of the Transaction or the Merger.

9.15. Pittencrieff Shareholders' Dissenters Rights. The monetary claims of the shareholders of Pittencrieff who exercise their dissenters rights with respect to the Merger pursuant to
Article 5.12 of the Texas Business Corporation Act shall not exceed $2,500,000.

9.16. Tax Certificates. Sellers and the Corporations shall have executed and delivered tax certificates relating to certain tax matters substantially in the form of Schedule 9.16.

9.17.  SEC and Related Matters.

(a)	New PCI's Registration Statement on Form S-4 (or
other appropriate and available form) relating to the resale of the Transaction Consideration and the Merger shall have become effective under the Securities Act, and no stop order suspending such effectiveness shall have been initiated or threatened by the SEC.

(b)	The registration statements or other filings
required under applicable blue sky laws shall have become effective, and no stop order shall be threatened or in effect with respect thereto.

(c)	The Transaction Consideration shall have been
listed or approved for listing upon notice of issuance by the Nasdaq National Market.

10. Conditions Precedent to the Obligations of the Sellers, Partnerships and the Corporations. The obligations of the Sellers, the Partnerships and the Corporations to consummate the Transaction shall be subject to the satisfaction, prior to or at the Closing, of each of the following conditions; any of which may be waived by the Sellers:

10.1. Representations and Warranties; Certificate. The representations and warranties made by Pittencrieff in this Agreement shall be true and correct in all material respects at the Closing, except as provided herein. Notwithstanding the foregoing, each of the representations and warranties contained in Section 5.14 shall be read for purpose of this Section 10.1 as if such representations and warranties made only with respect to the SMR channels comprising Pittencrieff's Minimum Channel Obligation (as hereinafter defined). At closing Pittencrieff and New PCI shall deliver a certificate to the Sellers to such effect.

10.2. Consents. To the extent required, all filings with and consents from (a) all federal, state and local governmental agencies required to consummate the Transaction and the Merger and (b) all parties to the contracts and agreements listed in Schedules 3.10, 4.7 and 5.8 shall have been obtained at or prior to the Closing.

10.3.  FCC Approval.  Without limiting the generality of
Section 10.2, the FCC shall have granted final approval of (i) the change of control of FCC licenses required to enable Pittencrieff to deliver Pittencrieff's Minimum Channel Obligation in the Merger; and (ii) the change in control or transfer, as the case may be, of FCC licenses to enable the Sellers, Corporations and the Partnerships to deliver the Sellers' Minimum Channel Obligation.

10.4. Pittencrieff Merger; Transfer of Minimum Channels. Pittencrieff shall have merged with and into New PCI in accordance with the provisions of the Merger Agreement and, in connection therewith, Pittencrieff, immediately prior to the Merger, shall own or control (i) 90% of the granted channels listed as such on the Pittencrieff FCC Schedule; (ii) 90% of the granted and qualified (as defined in Section 9.4) channels listed as such on the Pittencrieff FCC Schedule in each M.S.A. specified on the Pittencrieff FCC Schedule in which Pittencrieff has at least 30 and qualified granted channels listed on the Pittencrieff FCC Schedule; and (iii) 90% of all granted and qualified channels listed as such on the Pittencrieff FCC
Schedule in New Mexico Rural Statistical Areas 4 and 6 (collectively, "Pittencrieff's Minimum Channel Obligation"). Notwithstanding the foregoing, Pittencrieff shall have the right, to substitute for any channel listed as "Qualified" on the Pittencrieff FCC Schedule an "economically equivalent granted and qualified channel" (as defined in Section 9.4), the acquisition price of which does not exceed, without the consent of AMI, $200,000.

10.5.  Performance of New PCI and Pittencrieff; Certificate.
New PCI and Pittencrieff shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them in all material respects prior to or at the Closing. At Closing, Pittencrieff and New PCI shall deliver to Sellers a certificate to such effect.

10.6. Absence of Litigation. No action or proceeding shall have been instituted or threatened prior to or at the Closing before any court or governmental body or authority pertaining to the Transaction or the Merger, the result of which could prevent or make illegal the consummation of the Transaction or the Merger.

10.7. Board of Directors Representation; Committees. The initial Board of Directors of New PCI shall be fixed at eight, James P. Hynes, George K. Hertz and Donald S. Heaton shall have been elected to serve as members of the Board of Directors of New PCI, and the other members of the Board of Directors of New PCI shall be the persons serving on the Board of Directors of Pittencrieff on the date hereof. George K. Hertz shall have been named to serve on the Executive and Compensation Committees of New PCI's Board of Directors, and Donald S. Heaton shall have been named to serve on the Audit Committee of New PCI's Board of Directors.

10.8. New PCI By-Law Provisions. The By-Laws of New PCI shall include the following provisions:

(a)	"Section 2.  Number, Tenure, and Qualification.  The
number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of two-thirds or more of the whole Board of Directors; provided that upon the removal or resignation of any director or directors such that the number of remaining directors is less than five, a majority of the directors then remaining in office, though less than a quorum, or a sole remaining director may decrease the number of directors constituting the whole Board of Directors. The number of directors which shall constitute the whole Board of Directors shall not be less than one. Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Sections 4 and 6 of this Article III, and each director elected shall hold office until the annual meeting next after his election and until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders. Such election shall be by written ballot. This Section 2 may only be amended by the affirmative vote of two-thirds or more of the whole Board of Directors or otherwise in accordance with the Certificate of Incorporation."
(b)	"(c)   Notwithstanding anything to the contrary in
this Section 3 or these By-Laws, AMI shall have the right to designate three of the management nominees to be elected to the Board of Directors in the following manner. Three of the initial directors shall be so designated by AMI (such designees serving on the Board of Directors and any successor designees serving on the Board of Directors referred to hereby individually as an `AMI Designee' and collectively as the `AMI Designees'). The AMI Designees, or the remaining AMI Designees if less than three as a result of a vacancy, as a special committee of the Board of Directors shall select the nominee or nominees to fill any vacancy created by the removal, resignation, or death of an AMI Designee or the nominees to serve as the AMI Designees included as part of the management nominees for election as directors at an annual meeting of stockholders. If there are no AMI Designees then serving on the Board of Directors, AMI shall be entitled to notify the nominating committee of AMI's nominees to serve on the Board of Directors as AMI Designees. The nominating committee shall adopt any such selections as part of its nominations and shall only determine nominations for any remaining existing vacancies or positions for election at an annual meeting. Notwithstanding the foregoing, AMI's right to designate AMI Designees hereunder shall (i) be reduced from three to two at such time as AMI holds less than twenty percent of the shares of the Corporation's common stock outstanding on the date on which AMI first becomes a holder of record of shares of the common stock (the "Initial Acquisition Date"), (ii) be reduced from two to one at such time as AMI holds less than ten percent of the Corporation's common stock outstanding on the Initial Acquisition Date, (iii) at any time after the second anniversary of the Initial Acquisition Date, be reduced to one if at such time AMI holds less than fifteen percent of the then outstanding shares of the Corporation's common stock, and (iv) terminate at such time as AMI holds less than three percent of the Corporation's common stock outstanding on the Initial Acquisition Date. This Section 3(c) provision may only be amended by the affirmative vote of two-thirds or more of the whole Board of Directors or otherwise in accordance with the Certificate of Incorporation."

10.9.  SEC and Related Matters.

(a)	New PCI's Registration Statement on Form S-4 (or
other appropriate and available form) relating to the resale of the Transaction Consideration and the Merger shall have become effective under the Securities Act, and no stop order suspending such effectiveness shall have been initiated or threatened by the SEC.

(b)	The registration statements or other filings
required under applicable blue sky laws shall have become effective, and no stop order shall be threatened or in effect with respect thereto.

(c)	The Transaction Consideration shall have been
listed or approved for listing upon notice of issuance by the Nasdaq National Market.

10.10.  Opinion of Counsel for Pittencrieff and New PCI.
Sellers shall have received favorable opinions addressed to it and dated as of the Closing, of Gardere & Wynne, L.L.P. (which opinions may rely on, or be substituted with, opinions of local counsel where appropriate) counsel for Pittencrieff and New PCI, and Gardner, Carlton & Douglas, its FCC counsel, substantially in the forms of Schedules 10.10(a) and (b) hereto.

10.11. Tax-Free Reorganization. The Sellers shall have received, at their option, either (i) a favorable private letter ruling from the IRS with respect to the tax-free nature of the Transaction on the issues as to which a ruling was requested by the Sellers; or (ii) an opinion of Sullivan & Worcester, counsel to the Sellers, the Partnerships and the Corporations that the Transaction qualifies as a tax-free transaction under the Code and the rules and regulations thereunder as it relates to the Sellers; this condition may be satisfied by the receipt by the Sellers of a private letter ruling addressing certain aspects of the tax-free nature of the Transaction and an opinion of Sullivan & Worcester addressing other issues relating to the tax-free nature of the Transaction.

10.12. No Material Adverse Change; Certificate. During the period from May 3, 1995 to the Closing, there shall not have been any material adverse change in the business or financial condition of Pittencrieff or New PCI, provided, however, that a change that relates to or affects the SMR industry generally shall not constitute a material adverse change. At Closing, Pittencrieff shall deliver to Sellers a certificate to such effect.

10.13. Tax Certificates. Pittencrieff and New PCI shall have executed and delivered certificates relating to certain tax matters substantially in the form of Schedule 10.13.

10.14. Consulting Agreements. New PCI shall have entered into consulting or employment agreements with the persons listed on Schedule 10.14, such agreements to provide for aggregate payments by New PCI for consulting services to all persons listed on Schedule 10.14 of $300,000.

10.15. Pittencrieff Shareholders' Dissenters Rights. The monetary claims of the shareholders of Pittencrieff who exercise their dissenters rights with respect to the Merger pursuant to
Article 5.12 of the Texas Business Corporation Act shall not exceed $2,500,000.

11. Preemptive Rights. After the Closing, if New PCI proposes to offer additional shares of New PCI Common Stock (or securities convertible into New PCI Common Stock (the "Offered Shares")), New PCI will first offer all such shares to the Sellers, pro rata, and to the extent that any Seller declines to acquire all or part his pro-rata share of the Offered Shares, the other Sellers shall have the right to acquire, pro rata, the Offered Shares which were declined; provided that the provisions of this
Section 11 shall not apply to (i) issuances of New PCI Common Stock to Susquehanna Financial Group, Inc. pursuant to a purchase and sale agreement dated April 21, 1995, (ii) New PCI Common Stock reserved for issuance under Pittencrieff's stock option plans, as approved or amended from time to time by the board of directors of New PCI, (iii) the exercise of the Bridge Warrants,
(iv) the exercise of the Susquehanna Warrants, and (v) the issuance of warrants, if any, to any Seller or affiliate of any Seller at or about the Closing or pursuant to any agreement entered into with New PCI or any Pittencrieff Subsidiary at or about the Closing, or the exercise thereof.
12. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements of the Sellers, the Partnerships, the Corporations, New PCI and Pittencrieff contained herein (including all Schedules hereto) or in any document, statement, certificate or other instrument referred to herein or delivered at the Closing in connection with the Transaction shall survive for eighteen months following the Closing; provided, however, the limitation of the period of survival to eighteen months shall not apply to the representations and warranties contained in Sections 3.8, 3.12, 3.19, 4.5, 4.9, 4.17, 5.6, 5.10 and 5.17, which representations and warranties shall survive until the expiration of any and all applicable statutes of limitation periods. Notwithstanding the foregoing, the provisions of Sections 7.12, 8.15, 10.13 and 11 and shall survive the Closing without limitation and the provisions of Sections 7.8 and 7.9 shall survive the Closing for a period of two years.

13.  Indemnities.

13.1. Indemnities of Sellers. The Note Seller, severally, and all of the other Sellers, jointly and severally, agree to indemnify and hold harmless Pittencrieff and New PCI and their officers, directors, employees and agents against and in respect of all Pittencrieff Losses of such indemnified party. The term "Pittencrieff Losses" of an indemnified party shall mean all liabilities, judgments, assessments, losses, fines, penalties, costs (including reasonable attorney's fees and disbursements), damages and expenses arising out of or in respect of (x) a breach of any representation, warranty or covenant made by the Sellers, the Partnerships or the Corporations in this Agreement and any liability for Taxes or for liabilities arising under ERISA, in either case that are attributable to the Sellers, the Corporations, the Partnerships or any of their affiliates for periods prior to the Closing, notwithstanding any disclosure made in any Schedule to this Agreement relating thereto; or (y) any inaccuracy or misrepresentation in any Schedule to this Agreement or in any certificate delivered by the Sellers at Closing; or (z) any claim or action asserted by any third party arising out of or in connection with any event, act or omission occurring prior to the Closing in connection with the Sellers' Partnerships' or Corporations' conduct of business prior to the Closing. If and when any Pittencrieff Losses shall have been finally determined under this Section 13, Sellers shall, if pursuant to a third party action, pay to any third party that part of the Pittencrieff Losses due to such third party and, if the indemnified party has incurred any portion of the Pittencrieff Losses, pay to the indemnified party such portion in reimbursement thereof. In no event shall there by any duplication of payment of the Pittencrieff Losses. Notwithstanding the foregoing, the indemnification obligations hereunder with respect to the San Diego Systems shall be solely the obligation of AMI.

13.2. Certification of Loss of New PCI or Pittencrieff. If New PCI or Pittencrieff is of the opinion that any Pittencrieff Loss has occurred or will or may occur, one of them shall promptly notify the Sellers of such Pittencrieff Loss, and each such notice shall specify the circumstances of such asserted Pittencrieff Loss.

13.3.  New PCI Indemnity.

New PCI agrees to indemnify and hold harmless the Sellers and their officers, directors, employees and agents against and in respect of all Seller Losses of such indemnified party. The term "Seller Losses" shall mean the sum of (i) all liabilities, judgments, assessments, losses, fines, penalties, costs (including reasonable attorney's fees and disbursements), damages and expenses arising out of or in respect of (w) a breach of any representation, warranty or covenant made by Pittencrieff or New PCI in this Agreement, (x) any inaccuracy or misrepresentation in any Schedule to this Agreement or in any certificate delivered by Pittencrieff or New PCI at Closing, (y) any claim or action asserted by any third party arising out of or in connection with any event act or omission occurring prior to the Closing in connection with Pittencrieff's or any Pittencrieff Subsidiary's conduct of business prior to the Closing, or (z) any liability for Taxes arising out of the Liquidation and the Exchange, each as defined under the heading "Certain Relationships and Related Transactions--Exchange of PCI Common Stock" in the preliminary Prospectus/Proxy Statement dated August 28, 1995, prepared by Pittencrieff and New PCI in connection with the Transaction; plus
(ii) such indemnified party's Indemnity Percentage of the amounts, liabilities, claims and other amounts determined pursuant to clauses (w), (x), (y) and (z) above.

(a)	If and when any Seller Losses shall have been
finally determined under this Section 13, New PCI shall if pursuant to a third party action, pay to any third party that part of the Seller Losses due to such third party and, if the indemnified party has incurred any portion of the Seller Losses, pay to the indemnified party such portion in reimbursement thereof. In no event shall there be any duplication of payment of the Seller Losses. Within five business days after the date when payment of the Seller Losses is to be made by New PCI hereunder, New PCI shall pay each indemnified person its Indemnity Percentage of the Seller Losses.

(b)	An indemnified person's "Indemnity Percentage"
shall mean a fraction (expressed as a percentage), the numerator of which is the number of shares of New PCI Common Stock held by such person on the date when payment of Seller Losses is to be made hereunder plus (i) the number of shares issuable upon the exercise in full of any warrants to purchase New PCI Common Stock, if any, and (ii) any equity securities of New PCI issued pursuant to Section 11 hereof held by such person on the date of payment of the claim under this Section 13 (whether or not exercised), in each case as adjusted to reflect any stock splits, stock dividends or other recapitalizations and the denominator of which is the number of shares of New PCI Common Stock outstanding plus the number of shares of New PCI Common Stock issuable upon the exercise in full of any such warrants which have not then been exercised.

13.4.  Certification of Seller Losses.  If any of the
Sellers is of the opinion that any Seller Losses has occurred or will occur, such Seller shall promptly notify New PCI and Pittencrieff of such Seller Losses, and each such notice shall specify the circumstances of such asserted Seller Losses.

13.5. Limitation on Liability of Sellers. Notwithstanding any other provision hereof, (i) the Sellers shall have liability under this Section 13 in respect of Pittencrieff Losses only to the extent that the aggregate of all Pittencrieff Losses exceeds $500,000, and (ii) Sellers shall have no liability under this
Section 13 in respect of Pittencrieff Losses in excess of $12,000,000 in the aggregate.

13.6. Limitation on Liability of Pittencrieff and New PCI. Notwithstanding any other provision hereof, (i) Pittencrieff and New PCI shall have liability under this Section 13 in respect of Seller Losses only to the extent that the aggregate of all Seller Losses exceeds $500,000, and (ii) Pittencrieff and New PCI shall have no liability under this Section 13 in respect of Seller Losses in excess of $14,000,000 in the aggregate.

13.7. Third Party Actions. If any claim is made, suit is brought or tax audit or other proceeding instituted against an indemnified party that involves or appears reasonably likely to involve either Pittencrieff Losses or Seller Losses, as the case may be, the indemnified party will, promptly after receipt of notice of any such claim, suit or proceeding for which indemnification may be sought, notify the indemnifying party of the commencement thereof. The indemnified party (at its expense, unless a conflict exists such that the parties cannot be represented by the same counsel, in which event the indemnifying party shall pay for one counsel for the indemnified party) shall have the right and shall be given the opportunity to associate with the indemnifying party in the defense of such claim, suit or proceeding, provided that counsel for the indemnifying party shall act as lead counsel in all matters pertaining to the defense or settlement of such claim, suit or proceeding, and the indemnifying party shall have control of such claim, suit or proceeding, including the right to settle such claim, suit or proceeding without the consent of the indemnified party. An indemnified party shall not, except at its own cost, make any settlement with respect to any such claim, suit or proceeding without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld. If an indemnified party determines to settle any such claim, suit or proceeding without the prior consent of the indemnifying party, the indemnifying party shall have no further indemnification obligations under this Section 13 with respect to such claim, suit or proceeding. Notwithstanding anything in this Section
13.7 to the contrary, if the indemnifying party, by the fifteenth day after its receipt of notice of any such claim, suit or proceeding (or, if earlier, by the fifth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not notify the indemnified party that it has undertaken to defend against such claim, the party to be indemnified will have the right, but not the obligation, to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof. In such event, the indemnified party will notify the indemnifying party of any proposed settlement no later than three days before such settlement is effected.

14. Termination. This Agreement may be terminated by the parties as set forth in this Section 14:

(a)	at any time by the mutual written consent of
Pittencrieff and AMI;

(b)	by Pittencrieff if the conditions set forth in
Section 9 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by the Sellers, Partnerships and Selling Stockholders by February 28, 1996;

(c)	by the Sellers, Partnerships and Corporations, if
the conditions set forth in Section 10 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by New PCI and Pittencrieff by February 28, 1996; or

(d)	by AMI on the one hand, or by Pittencrieff, on the
other, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the others set forth or contemplated by this Agreement, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing, or in the case of a covenant or agreement, within twenty business days following receipt by the breaching party of notice of such breach; provided, however, that the terminating party may not terminate its obligations under this Agreement if such terminating party is in continuing breach of this Agreement in any material respect.

Notwithstanding any termination of this Agreement pursuant to this Section 14, the provisions of Sections 7.10, 8.10 and 15 shall remain in full force and effect.

15. Expenses. Except as otherwise agreed to in writing by AMI and Pittencrieff, the Sellers shall assume and bear all of their respective expenses, costs and fees incurred or assumed by them in the preparation and execution of this Agreement and compliance herewith, whether or not the Transaction shall be consummated. Except as otherwise agreed to in writing by AMI and Pittencrieff, New PCI and Pittencrieff shall assume and bear all of their respective expenses, costs and fees incurred or assumed by them in connection with the preparation and execution of this Agreement and compliance herewith, whether or not the Transaction shall be consummated.

16. Appointment of Agent. Each Seller, Partnership and Corporation hereby appoints AMI as its attorney-in-fact to act for it in connection with Transaction and all decisions relating thereto. Each Seller, Partnership and Corporation hereby agrees that AMI may take any action on its behalf in connection with this Agreement, including without limitation waiving any of the conditions to Closing set forth in Section 10.

17. Entire Agreement; Assignability. This Agreement, together with the schedules and exhibits hereto, and the letter agreement dated May 3, 1995, as amended, among the Sellers and Pittencrieff relating to the payment under certain circumstances of a so-called "break-up" fee and the letter agreement dated the date hereof relating to the payment of expenses constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein. This Agreement may not be assigned by any of the Parties without the prior written consent of all of the other Parties; provided, however, that AMI may assign all of its rights and obligations under this Agreement to FMR Corp. or to any entity that is directly or indirectly owned by FMR Corp.

18. Amendment. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of New PCI and Pittencrieff and AMI as agent acting pursuant to the authority granted to AMI pursuant to Section 16 for the Sellers, Partnerships and Corporations.

19. Headings. Section headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. References to Sections are to portions of this Agreement unless the context requires otherwise.

20. Exhibits, etc. Exhibits and schedules and other documents referred to in this Agreement are an integral part of this Agreement.

21. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted transferees and assigns.

22. Notices, etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered or mailed, first-class postage prepaid,

(a)	if to any of the Sellers, Partnerships or
Corporations:  c/o Advanced MobileComm, Inc., 82 Devonshire
Street, Boston, MA 02109, Attention:  George K. Hertz,
President and David C. Weinstein, Esq.), with a copy (which shall not constitute notice) to Karen L. Linsley, Esquire, Sullivan & Worcester, One Post Office Square, Boston, MA
02109; and

(b)	if to New PCI or  Pittencrieff:  Pittencrieff
Communications, Inc., Post Office Box 6088, One Village Drive, Suite 500, Abilene, Texas 79608, Attention: Warren Harkins, President and C.G. Whitten, Senior Vice President and General Counsel, with a copy (which shall not constitute notice) to Randall G. Ray, Esquire, Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 3000, Dallas, TX 75201.

23. Accounting Terms. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

24. Governing Law. This Agreement and the rights and obligations of the parties hereto arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the internal conflict of law provisions thereof.

25. Severability. The provisions of this Agreement are severable, and if any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PITTENCRIEFF COMMUNICATIONS, INC.,
a Texas corporation

By:____________________________________
Name:
Title:

PITTENCRIEFF COMMUNICATIONS, INC.,
a Delaware corporation

By:____________________________________
Name:
Title:

PARTNERSHIPS:

ADVANCED MOBILECOMM OF TEXAS, L.P.

By:	Metroplex Mobile Communications,
Inc.,
General Partner,

By:_______________________________
Name:
Title:

ADVANCED MOBILECOMM SOUTHWEST
LIMITED PARTNERSHIP

By:	Advanced MobileComm Southwest Corp.
(d/b/a Mobile America Corp.),
General Partner

By:_______________________________
Name:
Title:

CORPORATIONS:

FFC COMMUNICATIONS, INC.

By:_______________________________
Name:
Title:

VIKING AMUSEMENT CORPORATION
d/b/a Empire Mobile Communications


By:_______________________________
Name:
Title:

BAYOU COMMUNICATIONS, INC.


By:_______________________________
Name:
Title:

CONFIDENTIAL COMMUNICATIONS
CORPORATION


By:_______________________________
Name:
Title:

A&D MOBILE SYSTEMS, INC.


By:_______________________________
Name:
Title:

D&E COMMUNICATIONS, INC.


By:_______________________________
Name:
Title:

GULF STATES TOWERS, INC.


By:_______________________________
Name:
Title:



METROPLEX MOBILE COMMUNICATIONS, INC.


By:_______________________________
Name:
Title:

ADVANCED MOBILECOMM SOUTHWEST CORP.


By:_______________________________
Name:
Title:

SYSTEM SELLERS:


____________________________________
Royce Witte, for himself and doing
business
as Mobitel Communications Services, and
Range Unlimited and as authorized agent
for
Trunked Mobile Radio Systems


By:_________________________________
Name:
Title:

ADVANCED MOBILECOMM, INC.


By:_________________________________
Name:
Title:

SELLING STOCKHOLDERS:


__________________________________
Royce Witte


__________________________________
Nels Kjorvestad


__________________________________
Mary Kjorvestad


__________________________________
John David Bell


__________________________________
James Alan Bell







__________________________________
John A. Holley

ADVANCED MOBILECOMM, INC.


By:_______________________________
Name:
Title:


__________________________________
David E. Weisman, Individually
and as Trustee


__________________________________
Alan S. Tilles


__________________________________
Richard Meyer


__________________________________
Jean Meyer

NOTE SELLER:


__________________________________
J. R. Bell

	TABLE OF CONTENTS


1.  The Transaction	2
1.1.  Determination of Transaction Consideration	2
1.2.  Adjustments to Transaction Consideration	2
1.3.  Closing	3

2.  Purchase and Sale of Assets; Assumption of Liabilities	3
2.1.  Sale of Assets	3
2.2.  Excluded Assets	4
2.3.  Assumption of Certain Liabilities	5

3.  Representations and Warranties Regarding the Corporations,
Partnerships and the Selling Stockholders	5
3.1.  Entity Status	5
3.2.  Subsidiaries; Affiliates	6
3.3.  Capitalization of Corporations	6
3.4.  Capitalization of Partnerships	6
3.5.  Authority for Agreement; No Violation	7
3.6.  Financial Statements	8
3.7.  Absence of Changes	8
3.8.  Taxes	10
3.9.  Properties	11
3.10.  Material Contracts	11
3.11.  Assets of Corporations and Partnerships	12
3.12.  Employee Benefit Matters	12
3.13.  Site Rental Agreements	15
3.14.  Insurance	15
3.15.  Litigation	15
3.16.  FCC Regulatory Matters	15
3.17.  Brokers, Finders, etc	18
3.18.  Compensation	18
3.19.  Environmental and Other Matters	18
3.20.  Disclosure	19

4.  Representations and Warranties Regarding the System Sellers	19
4.1.  Entity Status	19
4.2.  Authority for Agreement; No Violation	20
4.3.  Financial Statements	20
4.4.  Absence of Changes	21
4.5.  Taxes	22
4.6.  Properties	23
4.7.  Material Contracts	23
4.8.  Assets of System Sellers	24
4.9.  Employee Benefit Matters	24
4.10.  Site Rental Agreements	26
4.11.  Insurance	26
4.12.  Litigation	27
4.13.  FCC Regulatory Matters	27
4.14.  Brokers, Finders, etc	30
4.15.  Compensation	30
4.16.  Environmental and Other Matters	30
4.17.  Disclosure	30

4A.  Representations and Warranties of the Note Seller	30
4A.1.  Authority for Agreement; No Violation	31
4A.2.  Title	31

5.  Representations and Warranties Regarding Pittencrieff and the
Pittencrieff Subsidiaries	31
5.1.  Entity Status	31
5.2.  Pittencrieff Subsidiaries and Affiliates	31
5.3.  Capitalization	32
5.4.  Authority for Agreement; No Violation	32
5.5.  Absence of Changes	33
5.6.  Taxes	34
5.8.  Material Contracts	35
5.9.  Assets of Pittencrieff and Pittencrieff
Subsidiaries	36
5.10.  Employee Benefit Matters	37
5.11.  Site Rental Agreements	39
5.12.  Insurance	39
5.13.  Litigation	39
5.14.  FCC Regulatory Matters	39
5.15.  Brokers, Finders, etc	43
5.16.  Compensation	43
5.17.  Environmental and Other Matters	43
5.18.  SEC Reports	43
5.19.  Disclosure	44

5A.  Representations and Warranties Regarding New PCI	44
5A.1.  Entity Status	44
5A.2.  Capitalization	44
5A.3.  Authority for Agreement; No Violation	45

6.  FCC Approval	45

7.  Covenant of Sellers	46
7.1.  Preparation for Closing	46
7.2.  Conduct of Business	46
7.3.  Delivery of Channels	47
7.4.  Acquisition of Licenses	47
7.5.  SEC Registration	47
7.6.  Antitrust Filing	47
7.7.  Access and Information	47
7.8.  Lock-Up Provisions	47
7.9.  Non-Competition	48
7.10.  Public Announcements	48
7.11.  No Solicitation by the Sellers, Partnerships
and Corporations	48
7.12.  Further Assurances	48

8.  Covenants of Pittencrieff	49
8.1.  Preparation for Closing	49
8.2.  Conduct of Business	49
8.3.  Registration Statement	50
8.4.  Nasdaq Listing	50
8.5.  Antitrust Filing	50
8.6.  Delivery of Channels	50
8.7.  Acquisition of Licenses	50
8.8.  Access and Information	51
8.9.  Public Announcements	51
8.10.  No Solicitation by Pittencrieff	51
8.11.  Securities Laws Acknowledgment	51
8.12.  Bulk Transfers Laws	51
8.13.  Disposition of Certain Assets	51
8.14.  Certain Employees	52
8.15.  Registration Statement	52

9.  Conditions Precedent to New PCI's and Pittencrieff's
Obligations	52
9.1.  Representations and Warranties; Certificate	52
9.2.  Consents	52
9.3.  FCC Licenses	52
9.4.  Transfer of Minimum Channels	52
9.5.  Pittencrieff Stockholder Approval	53
9.6.  New PCI Stockholder Approval	53
9.7.  Anti-Trust Matters	53
9.8.  Resignation of the Corporations Directors and
Officers	53
9.9.  Delivery of Stock Certificates and Other
Documents	53
9.10.  Performance by the Sellers, the Partnerships
and the Corporations; Certificate	54
9.11.  Opinions of Counsel for the Sellers,
Partnerships and Corporations	54
9.12.  Tax Opinion	54
9.13.  No Material Adverse Change; Certificate	54
9.14.  Absence of Litigation	54
9.15.  Pittencrieff Shareholders' Dissenters Rights	54
9.16.  Tax Certificates	54
9.17.  SEC and Related Matters	55

10.  Conditions Precedent to the Obligations of the Sellers,
Partnerships and the Corporations	55
10.1.  Representations and Warranties; Certificate	55
10.2.  Consents	55
10.3.  FCC Approval	55
10.4.  Pittencrieff Merger; Transfer of Minimum
Channels	55
10.5.  Performance of New PCI and Pittencrieff;
Certificate. 	56
10.6.  Absence of Litigation	56
10.7.  Board of Directors Representation; Committees	56
10.8.  New PCI By-Law Provisions	56
10.9.  SEC and Related Matters	57
10.10.  Opinion of Counsel for Pittencrieff and New
PCI	58
10.11.  Tax-Free Reorganization	58
10.12.  No Material Adverse Change; Certificate	58
10.13.  Tax Certificates	58
10.14.  Consulting Agreements	58
10.15.  Pittencrieff Shareholders' Dissenters Rights	58

11.  Preemptive Rights	58

12.  Survival of Representations, Warranties	59

13.  Indemnities	59
13.1.  Indemnities of Sellers	59
13.2.  Certification of Loss of New PCI or
Pittencrieff	60
13.3.  New PCI Indemnity	60
13.4.  Certification of Seller Losses	61
13.5.  Limitation on Liability of Sellers	61
13.6.  Limitation on Liability of Pittencrieff and
New PCI	61
13.7.  Third Party Actions	61

14.  Termination	62

15.  Expenses	62

16.  Appointment of Agent	62

17.  Entire Agreement; Assignability	63

18.  Amendment	63

19.  Headings	63

20.  Exhibits, etc	63

21.  Successors and Assigns	63

22.  Notices, etc	63

23.  Accounting Terms	64

24.  Governing Law	64

25.  Severability	64

26.  Counterparts	64